                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        HARRAHS ENTERTAINMENT, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
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
                                                    Harrah's
                                                    Entertainment, Inc.
                                                    The Premier Name in Casino
                                                    Entertainment
                                                    1023 Cherry Road
                                                    Memphis, TN 38117 USA

[LOGO]

                                                   March 23, 2000

Dear Fellow Stockholders:

    We cordially invite you to attend our 2000 Annual Meeting of Stockholders which will be held on Thursday, April 27, 2000, at 11:00 a.m. in the Copacabana
Showroom, Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada.

    At the meeting, we will elect four directors, vote on the adoption of a Senior Executive Incentive Plan and an amendment to our Stock Option Plan, and ratify the appointment of Arthur Andersen LLP as our independent public accountants for 2000.

    Whether or not you expect to attend the meeting, please promptly complete, sign, date and return the enclosed proxy card, or vote electronically over the Internet or by telephone, so that your shares will be represented at the meeting. If you do attend, you may vote in person even if you have sent in your proxy card or voted electronically or by telephone.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Philip G. Satre
                                          Philip G. Satre
                                          CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Notice of Meeting...........................................

Proxy Statement.............................................

Introduction................................................

Questions and Answers.......................................      2

Board of Directors..........................................      6
  General Information--Election of Directors................      6
  Nominees--Class I, Term Expires 2003......................      6
  Directors--Class II, Term Expires 2001....................      8
  Directors--Class III, Term Expires 2002...................      9
  The Board of Directors and Committees of the Board........     11
  Compensation of Directors.................................     11
  Ownership of Harrah's Entertainment Securities............     13

Proposal to Approve the Adoption of the Company's Senior
  Executive Incentive Plan..................................     13
  Administration............................................     14
  Bonus Determination.......................................     14
  Reasons for Adoption of the Incentive Plan................     15

Proposal to Amend Stock Option Plan.........................     15
  Description of Plan.......................................     15
  Federal Income Tax Consequences Applicable to the Stock
    Option Plan.............................................     17
  Proposed Amendment to Stock Option Plan...................     18

Ratification of Appointment of Independent Public
  Accountants...............................................     19

Other Matters at the Meeting................................     19

Executive Officer Compensation..............................     20
  Summary Compensation Table................................     20
  Option Grants in the Last Fiscal Year.....................     22
  Aggregated Option Exercises in 1999 and December 31, 1999
    Option Values...........................................     23
  Certain Employment Arrangements...........................     23
  Report of the Human Resources Committee on Executive
    Compensation............................................     28

Performance of Harrah's Entertainment Common Stock and
  Dividends.................................................     33

Certain Transactions........................................     34

Section 16(a) Beneficial Ownership Reporting Compliance.....     35

Other Information...........................................     35
  Certain Stockholders......................................     35
  Cost of Solicitation......................................     36
  Stockholder Proposals for 2001 Annual Meeting.............     36

Annex 1--Senior Executive Incentive Plan....................    A-1

                          HARRAH'S ENTERTAINMENT, INC.
                               NOTICE OF MEETING

    The 2000 Annual Meeting of Stockholders of Harrah's Entertainment, Inc. will be held in the Copacabana Showroom, Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada on Thursday, April 27, 2000, at 11:00 a.m. for the following purposes:

    1.  to elect four Class I directors for three-year terms;

    2.  to vote on the adoption of a Senior Executive Incentive Plan;

    3. to vote on the approval of an amendment adding shares to the Company's Stock Option Plan;

    4. to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 2000 calendar year; and

    5. to transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

    Stockholders owning Company shares at the close of business on March 15, 2000, are entitled to vote and attend the meeting. A complete list of these stockholders will be available for ten days prior to the meeting at the Company's executive offices at 5100 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89146.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

                                          /s/ Rebecca W. Ballou

                                          Rebecca W. Ballou
                                          SECRETARY

March 23, 2000

    PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

                                PROXY STATEMENT

INTRODUCTION

    Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY.

    In this Proxy Statement:

    - "we" and "the Company" mean Harrah's Entertainment, Inc. We have our executive offices at 5100 West Sahara Avenue, Suite 200, Las Vegas, Nevada, 89146;

    - "Annual Meeting" means the 2000 Annual Meeting of Stockholders to be held on April 27, 2000, at 11:00 a.m. in the Copacabana Showroom, Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada, and any adjournment or postponement thereof;

    - "Stock" means our common stock;

    - "Senior Executive Incentive Plan" means the Harrah's Entertainment, Inc. 1995 Senior Executive Incentive Plan; and

    - "Stock Option Plan" means the Harrah's Entertainment, Inc. 1990 Stock Option Plan.

    A copy of our 1999 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about March 24, 2000.

                             QUESTIONS AND ANSWERS

    WHAT IS THE PURPOSE OF THE ANNUAL MEETING? At the annual meeting, stockholders will be asked to vote on the following proposals:

    1.  to elect four Class I directors for three-year terms;

    2.  to vote on the adoption of a Senior Executive Incentive Plan;

    3. to vote on the approval of an amendment adding shares to the Company's Stock Option Plan; and

    4. to ratify the appointment of Arthur Andersen LLP as our independent public accountants for the 2000 calendar year.

    The stockholders also will transact any other business that properly comes before the meeting.

    WHO IS ENTITLED TO VOTE? The record date for the meeting is March 15, 2000. Only stockholders of record at the close of business on that date are entitled to vote at and attend the Annual Meeting. The only class of stock that can be voted at the meeting is our common stock. Each outstanding share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date there were 123,465,180 shares of common stock outstanding.

    You may also have another person attending the meeting represent you by signing a proxy designating that person to act on your behalf.

    WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER? If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. On non-discretionary items, the shares will be treated as "broker non-votes."

    WHAT IF I HOLD SHARES IN THE COMPANY'S ESOP OR COMPANY STOCK FUND OF THE SAVINGS AND RETIREMENT PLAN? If you are a participant in the Company's Employee Stock Ownership Plan (ESOP) or the Company Stock Fund of the Savings and Retirement Plan, you have the right to vote the shares in your account in each plan. To do this you must sign and timely return the proxy card you received with this Proxy Statement, or vote electronically or over the Internet by following the instructions on the proxy card. Your proxy card will be considered your confidential voting instructions, and an authorized plan trustee will direct your vote in the manner you indicate on the proxy card or in your telephone or Internet vote. In order to do this, the authorized plan trustee will receive overall vote tallies from our proxy tabulator, The Bank of New York, for all participants in each plan. The overall vote tallies will not show how individual participants voted. The authorized trustee will then register the vote tallies with the Inspectors of Election at the Annual Meeting. If a plan participant's voting instruction is not received by The Bank of New York before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in each plan will be voted at the Annual Meeting by the authorized trustee as the trustee deems in the best interest of plan participants.

    HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING? The holders of a majority of the shares of Stock outstanding on the record date, in person or by a properly executed proxy, must be present at the meeting for any business to be conducted and will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING? If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of Stock for which they have voting authority in favor of the adjournment. We also may adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

    HOW DO I VOTE?

1. YOU MAY VOTE BY MAIL. If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

2. YOU MAY VOTE BY TELEPHONE. If you are a registered stockholder (that is, if you hold your Stock in your own name), you may vote by telephone by following the instructions printed on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

3. YOU MAY VOTE ON THE INTERNET. If you are a registered stockholder (that is, if you hold your Stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

    If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in "street name" and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

    CAN I VOTE BY TELEPHONE OR ON THE INTERNET IF I AM NOT A REGISTERED STOCKHOLDER? If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet. Participants in the Company's ESOP and in the Company Stock Fund of the Savings and Retirement Plan can vote by telephone or on the Internet.

    CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY? Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

    - signing and returning another proxy with a later date;

    - voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

    - giving written notice of revocation to the Company's Secretary prior to or at the Annual Meeting.

    Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed. Any written notice revoking a proxy should be sent to our Corporate Secretary at 5100 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89146 and must be received before the polls are closed.

    WHO WILL COUNT THE VOTES? The votes will be tabulated and certified by our transfer agent, The Bank of New York. A representative of The Bank of New York will serve as the inspector of election.

    HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS? Your Board recommends that you vote:

    - FOR election of the four nominees to the Board of Directors;

    - FOR approval of the adoption of the Company's Senior Executive Incentive Plan;

    - FOR the approval of an amendment adding shares to the Company's Stock Option Plan; and

    - FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for 2000.

    WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED? If you send in a signed proxy but do not give any voting instructions, your shares will be voted FOR all proposals listed on the proxy card.

    WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING? Our Board of Directors does not know of any other business that will be presented at the meeting. If any other proposal properly comes up for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

    WHAT ARE MY VOTING OPTIONS ON EACH PROPOSAL? You have three choices on each of the matters to be voted upon at the Annual Meeting. On Proposal 1, the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. On the remaining proposals, by checking the appropriate box you may: (a) vote "For" the proposal; (b) vote "Against" the proposal; or
(c) "Abstain" from voting on the proposal.

    HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS? Under our bylaws, an affirmative vote of a majority of shares of Stock represented and entitled to vote at the meeting, excluding abstentions, is required to approve the proposals before the Annual Meeting. However, the rules of the New York Stock Exchange
(NYSE), which apply to the approval of Proposals 2 and 3, require that abstentions be included in the number of shares voting on these proposals when determining whether a majority vote has been attained.

    HOW WILL ABSTENTIONS BE TREATED? If you abstain from voting on one or more proposals, we will still include your shares for purposes of determining whether a quorum is present. Under our bylaws, the affirmative vote of a majority of the shares present at the meeting, excluding abstentions, is required for approval of the remaining proposals, so we will not treat abstentions as votes for or against a proposal. However, as noted above, the NYSE rules require the affirmative vote of at least a majority of votes cast for approval of the adoption of the Senior Executive Incentive Plan and the amendment of the Stock Option Plan, so if you abstain from voting on Proposals 2 and 3, your shares will be included in the number of shares voting on the proposal under the NYSE rules and, consequently, your abstention will have the same practical effect as a vote against the proposals.

    HOW WILL BROKER NON-VOTES BE TREATED? We will include shares treated as broker non-votes on one or more proposals for purposes of calculating the presence of a quorum. Otherwise, we will treat shares represented by broker non-votes as shares not entitled to vote on a proposal, so we will not count broker non-votes in determining the number of shares necessary for approval of the proposals. This means that broker non-votes will reduce the absolute number (but not the percentage) of the affirmative votes required for approval of the proposals.

    WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION? If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

                               BOARD OF DIRECTORS

GENERAL INFORMATION--ELECTION OF DIRECTORS

    Our Certificate of Incorporation provides for a Board of Directors of not less than three nor more than seventeen directors and authorizes the Board periodically to set the number of directors within that range by a majority vote. The number of directors currently set by the Board is thirteen.

    Our Certificate of Incorporation also divides our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. Four Class I directors are to be elected at the 2000 Annual Meeting for a three-year term ending in 2003.

    In May 1999, our Board appointed Robert G. Miller to fill a vacancy in Class III. In February 2000, our Board appointed Gary W. Loveman to fill a vacancy created in Class II when the size of the Board was increased from twelve to thirteen.

    Our Board has nominated the following individuals for re-election to Class I positions with their term in office expiring in 2003: Joe M. Henson, R. Brad Martin, Colin V. Reed and Eddie N. Williams.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES AS DIRECTORS OF HARRAH'S ENTERTAINMENT, INC.

    In the event that any of these nominees become unable or decide not to serve as a director at the time of the Annual Meeting, our Board will either reduce the number of directors to be elected or select a substitute nominee, and the proxy will be voted for the substitute. We presently have no reason to believe that the nominees listed above will be unable or will decide not to serve if elected, and each nominee has informed us that he consents to serve and will serve if elected.

                      NOMINEES: CLASS I, TERM EXPIRES 2003


                                JOE M. HENSON
  [PHOTO]                       Mr. Henson, 66, a private investor, was a director and
                                Chairman of the Board of LEGENT Corporation from October
                                1989 until February 1995 and was a director of that company and Chairman of its Executive Committee from January 1995 to
                                May 1995. He was Chief Executive Officer of LEGENT
                                Corporation from October 1989 to April 1992. He has been a director of the Company since April 1991. He is Chairman of the Human Resources Committee of the Board.

                                R. BRAD MARTIN
  [PHOTO]                       Mr. Martin, 48, has been Chairman of the Board and Chief
                                Executive Officer of Saks Incorporated (formerly Proffitt's,
                                Inc.) since 1989. He is also a director of First Tennessee
                                National Corporation. Mr. Martin has been a director of the
                                Company since July 1996. He is a member of the Executive and
                                Human Resources Committees of the Board.

                                COLIN V. REED
  [PHOTO]                       Mr. Reed, 52, has been a member of the three-executive
                                Office of the President since May 1999, a director of the
                                Company since December 1998, and the Chief Financial Officer of the Company since April 1997. He was Executive Vice
                                President of the Company from September 1995 to May 1999,
                                and has served in several other management positions with
                                the Company since 1987. He was a member of the Executive
                                Committee of Harrah's Jazz Company and was a director,
                                Senior Vice President and Secretary of Harrah's Jazz Finance
                                Corp., both of which filed petitions under Chapter 11 of the
                                United States Bankruptcy Code in November 1995; on October
                                30, 1998, the Plan of Reorganization for both companies was consummated. Mr. Reed is also a director of National
                                Airlines, Inc. and JCC Holding Company. He is a member of
                                the Executive Committee of the Board.

                                EDDIE N. WILLIAMS
  [PHOTO]                       Mr. Williams, 67, has been President and Chief Executive
                                Officer of the Joint Center for Political and Economic
                                Studies in Washington, D.C. since 1972. He is also a
                                director of Riggs National Corporation and of JCC Holding
                                Company. Mr. Williams has been a director of the Company
                                since October 1992. He is a member of the Audit Committee of the Board. He was a member of the Executive Committee of
                                Harrah's Jazz Company and a director of Harrah's Jazz
                                Finance Corp., both of which filed petitions under Chapter
                                11 of the United States Bankruptcy Code in November 1995; on
                                October 30, 1998, the Plan of Reorganization for both
                                companies was consummated.

                           DIRECTORS: CLASS II, TERM EXPIRES 2001

                                RALPH HORN
  [PHOTO]                       Mr. Horn, 59, has been Chairman of the Board of First
                                Tennessee National Corporation since January 1996 and Chief
                                Executive Officer since April 1994. He has been a director and President of that company since July 1991 and was Chief
                                Operating Officer from 1991 to 1994. He is also a director of Mid-America Apartment Communities, Inc. He has been a
                                director of the Company since July 1995. He is a member of the Executive and Audit Committees.

                                J. KELL HOUSSELS, III
  [PHOTO]                       Mr. Houssels, 50, has been a principal in 6HCO, an
                                investment firm, since January 2000. He was a consultant to the Company from January 1999 through December 1999, and was
                                President of the Company's Showboat Division from June 1998 through December 1998. Mr. Houssels was a director of
                                Showboat, Inc. from October 1983 through June 1998 and was
                                President and Chief Executive Officer of Showboat, Inc. from
                                June 1994 through June 1998, when Showboat, Inc. merged with a subsidiary of the Company. He has been a director of the
                                Company since July 1998, when he was appointed to the Board to fill a vacancy in Class II pursuant to his Employment
                                Agreement with the Company dated as of June 1, 1998, and the
                                Agreement and Plan of Merger dated as of December 18, 1997 among the Company, HEI Acquisition Corp. and Showboat, Inc.
                                He is a member of the Audit Committee of the Board.

                                GARY W. LOVEMAN
  [PHOTO]                       Mr. Loveman, 39, has been a director of the Company since
                                February 2000. He has been the Company's Chief Operating
                                Officer since May 1998 and a member of the three-executive
                                Office of the President since May 1999; and was Executive
                                Vice President from May 1998 to May 1999. Mr. Loveman was
                                Associate Professor of Business Administration, Harvard
                                University Graduate School of Business Administration from
                                1994 to 1998, where his responsibilities included teaching
                                MBA and executive education students, research and
                                publishing in the field of service management, and
                                consulting and advising large service companies. He is also a director of National Airlines, Inc. He is a member of the
                                Executive Committee of the Board.

                                PHILIP G. SATRE
  [PHOTO]                       Mr. Satre, 50, has been Chairman of the Board of the Company since January 1997, Chief Executive Officer since April
                                1994, and President since April 1991. He was President of
                                the Company's Gaming Group from 1984 to August 1995. He has been a director of the Company since November 1989. He was
                                Chairman of the Executive Committee of Harrah's Jazz Company
                                and a director and President of Harrah's Jazz Finance Corp., both of which filed petitions under Chapter 11 of the United
                                States Bankruptcy Code in November 1995; on October 30,
                                1998, the Plan of Reorganization for both companies was
                                consummated. He is also a director of JCC Holding Company,
                                JDN Realty Corporation and TABCORP Holdings Limited, an
                                Australia public company (pending regulatory approval). He is the Chairman of the Executive Committee of the Board.

                                BOAKE A. SELLS
  [PHOTO]                       Mr. Sells, 62, a private investor, was Chairman of the Board and Chief Executive Officer of Revco D.S., Inc. from
                                September 1987 to October 1992 and was President of that
                                company from April 1988 to June 1992. He is also a director of NCS Healthcare. He has been a director of the Company
                                since February 1990. He is a member of the Executive and
                                Human Resources Committees of the Board.

                          DIRECTORS: CLASS III, TERM EXPIRES 2002

                                SUSAN CLARK-JOHNSON
  [PHOTO]                       Ms. Clark-Johnson, 53, has been Senior Group President,
                                Pacific Newspaper Group, Gannett Co., Inc. since July 1994.
                                She has been publisher of the Reno Gazette-Journal since
                                1985. She was President of Gannett West Newspaper Group from
                                1985 to 1994. She has been a director of the Company since
                                July 1994. Ms. Clark-Johnson is also a director of Wells
                                Fargo Bank. She is Chairperson of the Audit Committee of the
                                Board.

                                JAMES B. FARLEY
  [PHOTO]                       Mr. Farley, 69, is a director of The MONY Group (formerly
                                Mutual Of New York), a position he has held since October
                                1988. He was Chairman of the Board of Mutual Of New York
                                from April 1989 to July 1993, and was Chief Executive
                                Officer of that company from April 1989 to January 1993. Mr.
                                Farley is also a director of Ashland, Inc. Mr. Farley has
                                been a director of the Company since February 1990. He is a member of the Executive and Human Resources Committees of
                                the Board.

                                ROBERT G. MILLER
  [PHOTO]                       Mr. Miller, 55, is Chairman of the Board and Chief Executive
                                Officer of Rite-Aid, Inc., a position he has held since
                                December 1999. He was Vice Chairman and Chief Operating
                                Officer of The Kroger Co. from May 1999 until December 1999,
                                Vice Chairman of the Board and Chief Executive Officer of
                                Fred Meyer, Inc. from July 1998 to May 1999, and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc.
                                from 1991 to July 1998. He is also a director of Scottish
                                Power plc and SMG-II Holdings Corporation. He has been a
                                director of the Company since May 1999, when he was
                                appointed by the Board to fill a vacancy in Class III, and is a member of the Human Resources Committee of the Board.

                                WALTER J. SALMON
  [PHOTO]                       Mr. Salmon, 69, is Professor of Retailing, Emeritus at
                                Harvard University. He was the Stanley Roth, Sr. Professor
                                of Retailing, Harvard University from 1980 to June 1997. Mr.
                                Salmon is also a director of Hannaford Brothers Company,
                                Luby's Cafeterias, Inc., The Neiman Marcus Group, The Quaker
                                Oats Company, Circuit City Stores, Inc., Cole National
                                Corporation and PetsMart, Inc. He has been a director of the
                                Company since February 1990. He is a member of the Audit
                                Committee of the Board.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    Our Board of Directors met six times during 1999. During the year, overall attendance by incumbent directors averaged 96% at Board meetings and 92% at Committee meetings.

    Our Board has three standing committees: (i) Executive, (ii) Audit, and
(iii) Human Resources.

    The Executive Committee has authority to act on behalf of the Board, subject to certain limitations, during the intervals between Board meetings. The Executive Committee reports any action taken to the Board at its next meeting. Without specific delegated authority, the Executive Committee may not declare dividends except current quarterly dividends not in excess of those last declared by the Board of Directors and may not increase or decrease the number of directors or appoint new directors. Any action taken by the Executive Committee to approve a transaction in excess of $75 million may be revised or rescinded by the Board at its next meeting unless the transaction is part of an overall plan previously approved by the Board. The Executive Committee met twice during 1999.

    The Audit Committee, which met five times in 1999, (1) recommends to the Board the independent public accountants each year for the Company and its subsidiaries; (2) meets with the independent public accountants concerning their audit, their evaluation of our financial statements, accounting developments that may affect the Company, and their nonaudit services; (3) meets with our management and internal auditors concerning similar matters; (4) reviews our compliance policies and performance; and (5) makes recommendations to all of these groups as it deems appropriate.

    The Human Resources Committee met four times during 1999. The Human Resources Committee acts as the nominating committee of the Board. It considers and makes recommendations concerning the Board's size and composition, the number of non-management directors, the qualifications of members and potential nominees for membership, the compensation of directors, membership of committees of the Board and certain administrative matters. The Human Resources Committee also considers nominees recommended by stockholders. You may submit detailed resumes listing the business experience and personal data of potential nominees to our Corporate Secretary at our corporate executive offices.

    The Human Resources Committee also approves the annual compensation of corporate officers who are members of the Board and administers the Company's bonus, restricted stock, stock option and other incentive compensation plans. The Committee also makes various decisions and policy determinations in connection with the Company's Savings and Retirement Plan.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or of our subsidiaries earn a monthly fee of $3,167 plus $1,600 for each Board meeting and $1,300 for each committee meeting they attend. Committee chairpersons are paid an additional $900 for each committee meeting attended. These fees are reviewed every three years by the Human Resources Committee to determine if they are competitive.

    Under the provisions of the Company's Non-Management Directors Stock Incentive Plan, a director automatically receives 50% of his or her director fees in Stock in lieu of cash fees. Each director had the right to make a one-time election to receive the remaining 50% of his or her director fees in Stock in lieu of cash fees for the duration of the plan, which has a five-year term that began May 1, 1996. Seven current directors made this election.

    Grants of Stock under the plan are made every three months for an amount of Stock, based on the market value on the grant date, equal in value to 50% of the fees that the director earned during the previous three-month grant period (or 100% of the fees if the director elected to receive the remaining 50% of fees in Stock). Shares that are granted cannot be disposed of for six months after the grant. A director may make an annual election to defer, until retirement, the grant of shares to be made the ensuing plan year. Deferred shares are then granted upon the director's retirement in a lump sum or in up to ten annual installments, as he or she may elect. These elections are made prior to each plan year. However, a director may request the modification of his or her choice as to a lump sum or installments by submitting a request to change the election at least one full fiscal year before retirement. This request is subject to approval of the Human Resources Committee. The Company has created a trust to assure the payment of benefits under the Non-Management Directors Stock Incentive Plan.

    Directors may defer the receipt of all or part of their directors' fees payable in cash pursuant to the provisions of the Company's Deferred Compensation Plan, an unfunded compensation deferral program. Amounts deferred may be paid in a lump sum or in installments, as selected by the director when making the deferral election. Under this plan, amounts, while deferred, earn interest at a rate based on a calculated average prime interest rate.

    Until May 1, 1996, directors were eligible to participate in the Company's other unfunded compensation deferral program, the Executive Deferred Compensation Plan. Seven current non-management directors deferred part of their cash fees under the Executive Deferred Compensation Plan prior to May 1, 1996 and currently have account balances under the Plan. See "Certain Employment Arrangements" on page 23 for more information about the Executive Deferred Compensation Plan.

    Each non-management director is also provided with travel accident insurance of $500,000 while traveling on behalf of the Company and the opportunity to participate, while serving as a director, in the Company's standard group health insurance plans. During 1999 the total premium cost for these insurance benefits was approximately $4,527 per director participating in the plans. Each director receiving these benefits incurred taxable income equal to the premium cost of the group insurance.

    In February 1990, each non-management director in office at that time was granted 1,000 shares of restricted stock under the Company's Restricted Stock Plan which replaced 1,000 shares of Holiday Corporation ("Holiday") restricted stock awarded in April 1989. Each non-management director elected thereafter has also been granted an award of 1,000 shares of restricted stock upon his or her election. The foregoing awards, which have been adjusted for stock splits occurring after the grant date, vest in equal installments over ten years. If a director who had prior service on the Holiday Board of Directors leaves Board service at the expiration of his or her term of office, he or she will also receive vesting credit for each full year of such Holiday service prior to April 28, 1989. Upon election to the Board of Directors, any new non-management director receives an award of 1,000 restricted shares vesting in equal installments over ten years.

    To insure that directors with long-term service continue to earn an equity interest in the Company, in November 1999, the Board approved an amendment to the Restricted Stock Plan so that directors who have served at least ten years and have earned their full initial grant of restricted stock will receive another ten-year grant of 1,000 restricted shares. This grant will also be earned in 100 share installments each year based on continued active service on the Board. Messrs. Farley, Salmon and Sells fully earned their initial 10-year grant in April 1999 and, as a result of the plan amendment, they each received a grant of 1,000 shares of restricted stock on November 12, 1999. These shares will vest over ten years beginning April 1, 2000.

OWNERSHIP OF HARRAH'S ENTERTAINMENT SECURITIES

    The following table lists the beneficial ownership of our Stock as of January 31, 2000, for all current directors, including the nominees to the Board, our six executive officers named in the Summary Compensation Table on page 20, and all directors and executive officers as a group.

                                                     SHARES OF COMMON STOCK
                                                       BENEFICIALLY OWNED     % OF SHARES OUTSTANDING
                                                         ON JANUARY 31,       (NET OF TREASURY SHARES)
NAME                                                       2000(A)(B)          AS OF JANUARY 31, 2000
----                                                 ----------------------   ------------------------
John M. Boushy.....................................           193,458                      *
Susan Clark-Johnson................................            11,408                      *
James B. Farley....................................            27,918                      *
Joe M. Henson......................................           117,596                      *
Ralph Horn.........................................            29,066                      *
J. Kell Houssels, III..............................            12,049                      *
Gary W. Loveman....................................           288,000                      *
R. Brad Martin.....................................            28,668                      *
Robert G. Miller...................................             6,463                      *
Colin V. Reed......................................           626,086                      *
E. O. Robinson, Jr.................................           222,263                      *
Walter J. Salmon...................................            24,171                      *
Philip G. Satre....................................         1,373,665                    1.1%
Boake A. Sells.....................................            27,778                      *
Eddie N. Williams..................................            16,417                      *
Marilyn G. Winn....................................            93,546                      *
All directors and executive officers as a group....         3,212,405                    2.6%

------------------------

*   Indicates less than 1%

(a) Shares listed in the table include shares allocated to accounts under our Savings and Retirement Plan as of December 31, 1999. The amounts shown also include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Boushy, 123,111 shares; Mr. Loveman, 208,500 shares; Mr. Reed, 444,383 shares; Mr. Robinson, 146,401 shares; Mr. Satre, 850,637 shares; Ms. Winn, 57,921 shares; all directors and executive officers as a group, 1,872,951 shares.

(b) The amounts shown include the following rights to shares pursuant to our Non-Management Directors Stock Incentive Plan and deferred at the election of the directors: Ms. Clark-Johnson, 9,258 shares; Mr. Farley, 9,100 shares; Mr. Henson, 9,596 shares; Mr. Horn, 8,966 shares; Mr. Martin, 8,468 shares; Mr. Salmon, 8,570 shares; Mr. Sells, 8,778 shares; Mr. Williams, 4,367 shares.

                      PROPOSAL TO APPROVE THE ADOPTION OF
                 THE COMPANY'S SENIOR EXECUTIVE INCENTIVE PLAN

    In 1995, the Human Resources Committee adopted, and our stockholders approved, the Key Executive Officer Annual Incentive Plan, a performance-based incentive bonus plan under which designated executive officers of the Company (the "covered executives") are eligible to receive bonus payments.

In February 2000, the Human Resources Committee amended and restated this Plan as the Senior Executive Incentive Plan (the "Incentive Plan").

    The Incentive Plan is intended to provide an incentive for superior work and to motivate covered executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and our stockholders, and to enable us to attract and retain highly qualified senior executives.

    In order for bonuses payable to our senior executives to be tax deductible to the Company for federal income tax purposes, IRS regulations require that the Incentive Plan be approved by our stockholders every five years. Therefore, the Incentive Plan is being submitted to our stockholders for approval at the Annual Meeting. No bonuses will be paid under the Incentive Plan until the stockholders approve the Plan and its goals.

    The following description of the Senior Executive Incentive Plan is qualified in its entirety by reference to the Plan itself, a copy of which is attached to this Proxy Statement as Annex A. Copies of the Plan can also be obtained by making a written request to the Company's Secretary.

ADMINISTRATION

    The Incentive Plan will be administered by a committee (the "Bonus Committee") appointed by the Board and consisting of at least two Board members. The Bonus Committee members will qualify as "outside directors" under
Section 162(m) of the Internal Revenue Code (the "Code"). Initially, four members of the Board's Human Resources Committee will serve as the Bonus Committee. The Bonus Committee will have the sole discretion and authority to administer and interpret the Incentive Plan pursuant to Section 162(m).

BONUS DETERMINATION

    A covered executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance objectives established by the Bonus Committee related to one or more of the following corporate performance criteria (performance goals): pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, market share, funds from operations, cost reductions and savings, appreciation in the fair market value of our Stock, or earnings before any one or more of the following items: interest, taxes, depreciation, amortization, or extraordinary items.

    The actual amount of future bonus payments under the Incentive Plan cannot presently be determined. However, the Incentive Plan provides that the maximum bonus for any covered executive will not exceed $5,000,000 with respect to any fiscal year.

    The Incentive Plan is designed to ensure that annual bonuses paid to covered executives under the Plan are deductible by the Company under Section 162(m) of the Code. Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any taxable year with respect to each "covered employee." However, certain performance-based compensation is not subject to the deduction limit. The Incentive Plan is designed to provide this type of performance-based compensation to covered executives so that any bonuses under the Plan will be fully tax deductible.

    Bonuses paid to covered executives under the Incentive Plan will be based upon bonus formulas that tie the bonuses to one or more objective performance goals. Bonus formulas will be adopted in each performance period by the Bonus Committee no later than the latest time permitted by Section 162(m) of the Code (for performance periods of one year, no later than 90 days after the commencement of the performance period). No bonuses will be paid to covered executives unless and until the Bonus Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Section 162(m) of the Code. Although the Bonus Committee may in its sole discretion reduce a bonus payable to a covered executive, the Bonus Committee has no discretion to increase the amount of a covered executive's bonus.

REASONS FOR ADOPTION OF THE INCENTIVE PLAN

    The Board believes the Incentive Plan will provide an incentive for superior work and motivate covered executives toward even higher achievements and business results for us and our stockholders. The Board also believes the Incentive Plan will enable the Company to attract and retain highly qualified senior executives. Payment of bonuses under the Incentive Plan will also provide for their tax deductibility under the Code.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE INCENTIVE PLAN AND ITS PERFORMANCE GOALS.

                      PROPOSAL TO AMEND STOCK OPTION PLAN

DESCRIPTION OF PLAN

    The Stock Option Plan was adopted on November 5, 1989. The Human Resources Committee (the "Committee") determines which key management employees will be granted options under the plan. Approximately 400 employees are eligible for stock option grants, although the Committee can change eligibility rules by amending the Plan. Non-employee members of the Board of Directors are not eligible to receive stock options under the Plan.

    As of March 1, 2000, approximately 1,980,000 shares were authorized for the issuance of new stock options or stock appreciation rights under the Stock Option Plan. When an option expires for any reason, is forfeited, or is terminated without being exercised, those shares may again be used for option grants under the Plan. As described below, we propose that an additional 1,800,000 shares be authorized for the Plan.

    The Stock Option Plan provides that no stock option or stock appreciation right may be granted after February 25, 2008. In general, stock options can only be exercised for a period of ten years and one day from the date they are granted (ten years in the case of incentive stock options), except in the case of death, disability, or retirement.

    An option holder with ten years of service with the Company has two years after his or her retirement, death or determination of disability to exercise any option that was exercisable on the date of that event. For an option holder with 20 years of service with the Company the period is three years. However, there are two exceptions. First, for incentive stock options, this two or three year period cannot extend beyond the normal term of the option. Second, for non-incentive options, the term of the option can only be extended to accommodate the two or three year extension in cases where retirement, death or determination of disability occurs within the three years prior to the end of the normal term, and then for a maximum term of thirteen years and one day.

    The Stock Option Plan is administered by the Committee, although members of the Committee who are not "non-employee directors" pursuant to Section 16 of the Exchange Act or "outside directors" pursuant to Section 162(m) of the Code abstain from voting on matters affected by those laws and regulations. The Committee has a wide degree of flexibility in determining options to be granted and the terms and conditions of the options. The Company pays the expenses of administering the Plan.

    A stock option gives an employee the right to purchase our Stock at a fixed price over a specified period of time. The consideration for the grant of an option is the employee's service to the Company. Grants under the Stock Option Plan may consist of either non-qualified stock options or incentive stock options, as further described below. The option price is set by the Committee and cannot be less than 100% of the fair market value of our Stock on the date the option is granted (110% in the case of an incentive stock option granted to a person owning more than 10% of the Stock, within the meaning of
Section 424(d) of the Code).

    In February 1998, the Stock Option Plan was amended to add a provision that the Committee cannot amend outstanding grants of options from shares added to the Plan to reduce their exercise price, or cancel and replace them with options having a lower exercise price, without shareholder approval. This provision has been applied to all shares added to the Plan since that time. There is an exception for a price adjustment permitted under the Plan if certain corporate events, such as a stock split, merger, or similar event should occur.

    No more than 351,193 shares can be granted to any individual as stock options or stock appreciation rights in any one-year period. This number of shares can be adjusted by the Committee in the event of certain corporate transactions or other events.

    The Stock Option Plan gives the Committee the right to accelerate the vesting of any option, except to the extent that the acceleration would either
(a) cause the plan to violate Section 422(b)(1) of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 16b-3 under the Exchange Act, or (b) cause an option or stock appreciation right intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify.

    The option price may be paid in cash, by check, or in shares of Common Stock valued on the date of exercise. The Company may permit the option price to be paid by withholding shares obtained in the exercise sufficient to pay the exercise price. The Company may also permit option holders to use cashless exercise methods permitted by law and has established a cashless exercise program whereby the Company pays the commissions on the sale of stock subject to an exercised option.

    If stock appreciation rights are granted, they must pertain to, and be granted only in conjunction with, a related underlying option granted under the Plan. Currently no outstanding options have stock appreciation rights.

    Stock appreciation rights are exercisable only to the extent that the related options are exercisable. When a stock appreciation right is exercised and the exercisable portion of the related option is surrendered, the option holder is awarded cash, shares of Stock, or a combination of shares and cash, at the discretion of the Committee. This award will have a total value determined by multiplying (i) the amount by which the fair market value per share on the date on which the stock appreciation right is exercised exceeds the option price per share, by (ii) the number of shares subject to the exercisable portion of the related option.

    Upon an option holder's death, stock options may only be exercised by his or her legal representative or beneficiary, and only if the Company is properly assured and legally advised as to the status of that person.

    The Committee may terminate the Stock Option Plan or modify or amend it as the Committee deems advisable, except that Committee cannot, without approval by the Company's stockholders, make any amendment which would require stockholder approval under Rule 16b-3 under Section 16(b) of the Exchange Act or
Section 162(m) of the Code. Also, no amendment, modification or termination of the Stock Option Plan may adversely affect a participant's rights under any previously granted option without the participant's consent.

    The Committee may adjust the number of shares subject to each outstanding option, the option prices of outstanding options, and the maximum number of shares subject to the Stock Option Plan, and may take other actions if changes occur in our Stock which occur because of certain corporate changes described in the Plan.

    The Committee also has authority to approve administrative rules and regulations to govern administration of the Stock Option Plan. The administrative regulations adopted by the Committee generally provide that, unless otherwise agreed by the Company, when an option holder's employment terminates, all stock options which at the time of termination are unvested will be forfeited, and upon an option holder's death or disability, 50% of unvested options will become exercisable and the balance will be forfeited. The regulations provide that the Committee may approve exceptions to these forfeiture provisions for officers who are subject to Section 16 of the Exchange Act (which includes all executive officers), and the Chief Executive Officer may approve exceptions to the forfeiture provisions for other employees. Upon a change in control (as defined), 100% of unvested options will become exercisable.

FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THE STOCK OPTION PLAN

    Some of the federal income tax consequences of the Stock Option Plan are set forth below. This discussion is intended to be general in scope and does not specify all of the special tax rules that can apply to various circumstances related to stock options.

    (1) NON-INCENTIVE STOCK OPTIONS. Federal taxable income is generally not recognized by an option holder when a non-incentive stock option is granted. On the date a non-incentive stock option is exercised, the amount by which the fair market value of the stock exceeds the exercise price of the option is taxed as ordinary income to the option holder. Subject to Section 162(m) of the Code, the amount of income taxed to the option holder will be allowed as a deduction for federal income tax purposes to the Company in the same year. When an option holder disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain to the option holder, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

    (2) INCENTIVE STOCK OPTIONS. Federal taxable income is generally not recognized by an option holder on the grant of an incentive stock option. No ordinary income will be recognized by option holder when he or she exercises an incentive stock option; however, the excess of the fair market value of the stock over the exercise price is considered a "preference item" for alternative minimum tax purposes in the year of exercise.

    If the shares acquired upon exercise are disposed of more than one year after the date of transfer (and more than two years after grant date), the excess of the sale proceeds over the aggregate option price of such shares will be taxed as long-term capital gain to the option holder. The Company would not be entitled to a tax deduction under such circumstances. In general, if the shares are disposed of prior to such date(s) (a "Disqualifying Disposition"), the lesser of the following amounts would be taxed to the option holder at the time of the Disqualifying Disposition: (a) the excess of the fair market value of the shares at the time of exercise over the aggregate option price, or
(b) the amount realized on the Disqualifying Disposition over the basis of the shares. The Company generally would be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the option holder as a result of the Disqualifying Disposition.

    If a Disqualifying Disposition occurs in the year of exercise, the "preference item" for alternative minimum tax purposes cannot exceed the gain on disposition. For purposes of determining the alternative minimum tax gain or loss in years following the year of exercise, the basis of the acquired shares will be the exercise price increased by the amount of the "preference item" previously included in the alternative minimum taxable income.

    The Company believes that the terms and conditions of both the non-incentive and incentive stock options granted under the Stock Option Plan currently meet the requirements for performance-based compensation under Section 162(m)(4)(C) of the Code and that therefore the compensation attributable to the exercise of a stock option is not subject to the deduction limit under Section 162(m) of the Code.

PROPOSED AMENDMENT TO STOCK OPTION PLAN

    In order to continue its ability to grant incentives to employees and executives in the form of stock options after the acquisitions of Rio Hotel & Casino, Inc. in 1999 and Players International, Inc. in 2000, the Committee has determined that the Stock Option Plan should have an additional reserve of shares so that the Company's policy of providing equity incentives in the form of stock options to executive officers and key employees can continue. Additional shares are also important in order to be able to provide equity incentives to additional key employees who join the Company as a result of possible future acquisitions. Accordingly, the Committee has approved a proposed amendment to the Stock Option Plan for stockholder approval authorizing an increase in the number of shares covered by the Plan.

    The proposed amendment provides that the total authorized shares that may be issued under the Stock Option Plan for stock options and stock appreciation rights is increased by 1,800,000 shares. If this amendment is approved by the stockholders, the reserve of shares that will be available for the issuance of new options will be a total of approximately 3,780,000 shares (representing approximately 3.1% of the outstanding shares of Common Stock). All of these options will be available for grants to executive officers as well as other key employees.

    It is not presently determinable who will receive these options since stock option awards are granted by the Committee in its discretion from time to time including grants to executive officers as well as other key employees. However, it is anticipated that all of the authorized options, including those authorized by this amendment, will be granted prior to the extended expiration of the Stock Option Plan in February 2008. See "Report of the Human Resources Committee on Executive Compensation" for a discussion of the factors that the Committee may consider in determining the grant of stock options to executive officers. The Plan provides that the options granted using shares authorized by this amendment will not be amended to reduce the exercise price or cancelled and replaced with options having a lower exercise price without shareholder approval, except in connection with a price adjustment permitted under the Plan upon the occurrence of certain corporate events such as a stock split, merger or similar event.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING AMENDMENT TO THE STOCK OPTION PLAN AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE AMENDMENT UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Subject to stockholder approval, the Board of Directors, acting on the recommendation of its Audit Committee, has appointed Arthur Andersen LLP, a firm of independent public accountants, as our independent public accountants, to examine and report to stockholders on the consolidated financial statements of our Company and its subsidiaries for the year 2000. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

    The action of the Board of Directors in appointing Arthur Andersen LLP as the Company's independent public accountants for the year 2000 is subject to ratification by an affirmative vote of the holders of a majority of shares of Stock present in person or represented by proxy at the Annual Meeting, excluding abstentions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2000.

OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

                         EXECUTIVE OFFICER COMPENSATION

    The Summary Compensation Table below sets forth certain compensation information concerning the Company's Chief Executive Officer, our four additional most highly compensated executive officers, and a former executive officer.

                          HARRAH'S ENTERTAINMENT, INC.
                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                 ANNUAL COMPENSATION               COMPENSATION AWARDS
                                        --------------------------------------   -----------------------
                                                                     ($)(1)        ($)(2)        (#)          ($)(3)
                                                                     OTHER       RESTRICTED   SECURITIES       ALL
                                                                     ANNUAL        STOCK      UNDERLYING      OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)     BONUS($)    COMPENSATION    AWARD(S)     OPTIONS     COMPENSATION
---------------------------  --------   ----------   ----------   ------------   ----------   ----------   ------------
Philip G. Satre.........       1999     $  902,615   $1,083,138     $181,636     $       -      350,000      $367,823
  Chairman and Chief           1998        823,723      313,000      100,766             -      350,000       339,242
  Executive Officer; Office    1997        797,577      350,934       75,336             -      238,130       205,395
  of the President

John M. Boushy..........       1999        317,500      318,000      111,335       250,031       50,652        31,995
  Senior Vice President        1998        262,413       82,372           66       337,379       46,952        31,878
  Brand Operations and         1997        236,988      100,000          387       101,094       50,000        24,209
  Information Technology

Gary W. Loveman.........       1999        607,668      729,202        6,803             -      325,000             -
  Chief Operating Officer;     1998        326,923      150,000        6,907     1,950,000      350,000             -
  Office of the President

Colin V. Reed...........       1999        607,668      729,202       81,295             -      150,000       133,822
  Chief Financial Officer;     1998        474,135      175,400        8,866       646,875      350,000       119,773
  Office of the President      1997        381,019      200,000        8,614             -      100,000        70,634

E. O. Robinson, Jr.(4)..       1999        274,744      275,000        2,469             -            -        81,393
  Senior Vice President and    1998        264,630       83,100        3,455       208,004       46,952        76,847
  General Counsel              1997        255,937       80,000        5,922       202,188       50,000        78,953

Marilyn G. Winn.......         1999        247,752      171,000       44,145       214,670       33,936        35,552
  Senior Vice President,       1998        181,538      128,892            -       108,804       22,358        35,647
  Human Resources              1997        175,959       67,285       23,817       303,282       40,855        26,944

------------------------

(1) Other Annual Compensation for Mr. Loveman and Mr. Robinson consists of earnings in excess of market rates on deferred compensation paid during the current year but deferred at the election of the executives. Other Annual Compensation for Mr. Satre includes (a) earnings in excess of market rates on deferred compensation paid during the current year but deferred at the election of Mr. Satre, (b) a rollover amount on deferred compensation,
    (c) an allocated amount for aircraft usage, and

    (d) reimbursement of relocation expenses. Such amounts for Mr. Satre were as follows: for 1999, 1998 and 1997 respectively: $15,770, $53,820, $9,548 and
    $94,274; $19,893, $52,800, $14,041 and $0; $16,167, $38,455, $14,420 and $0.
    Other Annual Compensation for Mr. Reed, Mr. Boushy and Ms. Winn includes
    (a) earnings in excess of market rates on deferred compensation paid during the current year but deferred at the election of the executive, (b) a rollover amount on deferred compensation, and (c) reimbursement of relocation expenses. Such amounts for Mr. Reed were as follows for 1999:
    $7,887, $26,860 and $37,293. Such amounts for Mr. Boushy were as follows for 1999: $2,283, $9,300 and $94,393. Such amounts for Ms. Winn were as follows for 1999: $4,137, $3,793 and $34,238. Other Annual Compensation for
    Mr. Loveman in 1998 consists of amounts reimbursed for taxes. Other Annual Compensation for Ms. Winn in 1997 includes reimbursement of relocation expenses of $23,487. Other Annual Compensation for perquisites for each individual named above and for Mr. Reed and Mr. Boushy in 1998 and 1997 and Ms. Winn in 1998 aggregated less than (a) 10% of the total annual salary and bonus for each individual or (b) $50,000, whichever is lower. Accordingly, no such amounts are included. The Company does not provide a fixed benefit pension plan for its executives. The amounts set forth above for deferred compensation earnings are a function of deferred income voluntarily contributed by the executives.

(2) Awards of restricted stock were granted to the executives in 1999, 1998 and 1997 under a Time Accelerated Restricted Stock Award Program ("TARSAP"). The number of shares awarded to Mr. Boushy and Ms. Winn in 1999 was 10,500 and 9,015, respectively. The number of shares awarded to Mr. Loveman and Mr. Reed in 1998 was 75,000 and 25,000, respectively. The number of shares awarded to Mr. Boushy, Mr. Robinson and Ms. Winn in 1997 was 5,000, 10,000 and 15,000, respectively. The shares will vest on January 1, 2002, provided the executive continues in active employment with the Company, and were eligible for earlier annual vesting beginning March 1, 1999, based on the Company's achievement of certain financial performance targets. See "Report of the Human Resources Committee on Executive Compensation." The number of unvested shares held by Messrs. Satre, Boushy, Loveman, Reed and Robinson and Ms. Winn as of December 31, 1999 was 100,000, 60,033, 75,000, 75,000,
    44,533 and 32,668, respectively. The market value of the unvested restricted stock awards granted to Messrs. Satre, Boushy, Loveman, Reed and Robinson and Ms. Winn as of December 31, 1999 was $2,643,750, $1,587,122, $1,982,813,
    $1,982,813, $1,177,341, and $863,660, respectively. Dividends are payable when declared on restricted stock in the same manner and to the same extent as dividends are payable on other shares of Common Stock.

(3) All Other Compensation consists of (a) earnings in excess of market rates on deferred compensation other than such compensation paid during the current year, and (b) matching contributions to the Company's Savings and Retirement Plan. Such amounts, respectively, were as follows: For 1999: Mr. Satre, $358,223 and $9,600, Mr. Boushy, $22,395 and $9,600, Mr. Reed, $124,222 and
    $9,600, Mr. Robinson, $71,793 and $9,600, and Ms. Winn, $25,952 and $9,600;
    For 1998: Mr. Satre, $329,642 and $9,600, Mr. Boushy, $22,278 and $9,600,
    Mr. Reed, $110,173 and $9,600, Mr. Robinson, $67,247 and $9,600, and
    Ms. Winn, $26,047 and $9,600; For 1997: Mr. Satre, $195,895 and $9,500,
    Mr. Boushy, $14,709 and $9,500, Mr. Reed, $61,134 and $9,500, Mr. Robinson,
    $36,706 and $9,500; and Ms. Winn, $17,157 and $9,787. For Mr. Robinson such compensation also includes reimbursements outside the Company's group insurance plan in the amount of $32,747 in 1997. As stated in note (1) above, the Company does not provide a fixed benefit pension plan for its executives, and the amounts set forth above are retirement benefits which are a function of deferred income voluntarily contributed by the executives based on an interest rate approved by the Human Resources Committee.

(4) Mr. Robinson served as the Company's Senior Vice President and General Counsel until July 28, 1999. See Certain Employment Arrangements on page 23.

    The following table gives information regarding grants of stock options made during 1999 to our executive officers named in the Summary Compensation Table, including information concerning the potential value of such options based on assumed annual rates of stock price appreciation for the ten-year option terms. The table also provides information concerning this potential realizable value for all of our employees who received option grants in 1999, and for all of our stockholders.

                          HARRAH'S ENTERTAINMENT, INC.
                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED ANNUAL
                                                                                              RATES OF STOCK PRICE
                                           INDIVIDUAL GRANTS                            APPRECIATION FOR OPTION TERM (1)
                       ---------------------------------------------------------   ------------------------------------------
                         NUMBER OF      PERCENT OF
                        SECURITIES     TOTAL OPTIONS
                        UNDERLYING      GRANTED TO       EXERCISE
                          OPTIONS      EMPLOYEES IN      OR BASE      EXPIRATION
NAME                   GRANTED(#)(2)    FISCAL YEAR    PRICE($/SH.)      DATE         0%            5%              10%
----                   -------------   -------------   ------------   ----------   --------   --------------   --------------
Philip G. Satre......      350,000          11.2%        $16.0313      01/05/09      $  -     $    3,528,699   $    8,942,417

John M. Boushy.......       50,652           1.6%         27.2813      11/12/09         -            869,040   $    2,202,317

Gary W. Loveman......      325,000          10.4%         16.0313      01/05/09         -          3,276,649        8,303,673

Colin V. Reed........      150,000           4.8%         16.0313      01/05/09         -          1,512,300        3,832,465

E. O. Robinson,
  Jr.................            -             -%               -           N/A         -                  -                -

Marilyn G. Winn......       33,936           1.1%         27.2813      11/12/09         -            582,242        1,475,516
All
  Stockholders(3)....          n/a           n/a              n/a           n/a         -      1,876,106,596    4,754,422,465
All Optionees........    3,133,783        100.00%           23.20(4)    various         -         45,717,632      115,857,456
All Optionees as a
  percent of All
  Stockholders Gain..          n/a           n/a              n/a           n/a       n/a               2.44%            2.44%

------------------------------

(1) The dollar amounts under these columns are the result of calculations at zero percent, and at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. In the above table, we did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. There is no assurance that the value realized by an officer will be at or near the value estimated above.

(2) Employees vest in the right to exercise these options over a four-year period. Options are subject to certain conditions, including compliance with terms and conditions of the options as approved by the Human Resources Committee. Options are nontransferable except by will or the laws of descent and distribution. See "Report of the Human Resources Committee on Executive Compensation" for more information concerning stock option awards.

(3) These amounts represent the appreciated value which common stockholders would receive at the hypothetical zero, five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

(4) Represents average exercise price of options granted to all stock option recipients.

    The following table gives certain information concerning stock option exercises during 1999 by our executive officers named in the Summary Compensation Table. It also gives information concerning option values.

                          HARRAH'S ENTERTAINMENT, INC.
                    AGGREGATED OPTION EXERCISES IN 1999 AND
                        DECEMBER 31, 1999 OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                                                                    OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                                 DECEMBER 31, 1999(#)       AT DECEMBER 31, 1999($)(1)
                                   SHARES                     ---------------------------   ---------------------------
                                  ACQUIRED         VALUE
NAME                           ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           --------------   -----------   -----------   -------------   -----------   -------------
Philip G. Satre..............           -         $     -       528,537       1,044,199     $5,711,774     $10,476,281
John M. Boushy...............           -               -        74,306         184,238        713,926       1,238,824
Gary W. Loveman..............           -               -        33,500         641,500         14,656       5,565,796
Colin V. Reed................           -               -       256,262         651,242      2,880,392       6,951,244
E. O. Robinson, Jr...........           -               -        99,623         129,531        863,444       1,198,236
Marilyn G. Winn..............       2,546          40,587        38,045          89,953        328,892         505,979

------------------------

(1) Amount represents the difference between the aggregated option price of unexercised options and a $26.4375 market price on December 31, 1999, which was the closing price of the Common Stock on the last trading day of 1999.

CERTAIN EMPLOYMENT ARRANGEMENTS

    When Mr. Satre's employment agreement expired at the end of 1998, the Board of Directors approved a renewal of his agreement from January 1, 1999 until December 31, 2002. The new agreement provides that Mr. Satre will serve as Chairman of the Board, President and Chief Executive Officer at a current annual salary of $900,000, subject to annual merit reviews by the Human Resources Committee. The agreement also provides that the appointment of another individual as President will not affect the agreement.

    Under his employment agreement, Mr. Satre is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and long-term incentive compensation (stock options and restricted stock awards) as approved by the Human Resources Committee. Our Board can terminate the employment agreement with or without cause, and Mr. Satre can resign.

    If the Company terminates the agreement without cause, or if Mr. Satre resigns for good reason (as defined in the agreement):

    - Mr. Satre will continue in employee status as a consultant and will receive two years salary continuation;

    - His stock options and restricted stock will continue to vest during this time (including 100% vesting upon a change in control) except that the annual vesting of TARSAP shares would not occur unless the Human Resources Committee, in its discretion, were to approve an exception based on its review of the circumstances at that time; and

    - He will receive any bonus accrued up to the point of termination without cause or resignation for good reason.

    If the Company terminates the agreement for cause, Mr. Satre's unvested options and any shares of unvested restricted stock will be cancelled and his salary will end.

    Mr. Satre will be entitled to the retirement rate on his account under the Executive Deferred Compensation Plan if his employment is terminated without cause, if he resigns for good reason, or when his employment terminates after the expiration of the agreement.

    After his employment with the Company terminates, Mr. Satre will be entitled to receive group insurance benefits at our cost for his lifetime similar to the benefits provided to our other retired management directors. He will incur annual imputed taxable income equal to the cost of this benefit.

    If a change in control were to occur during his employment agreement and his employment terminated voluntarily or involuntarily within two years after the change in control, Mr. Satre would be entitled to receive the severance benefits under his severance agreement (if then in force) in lieu of the salary and rights under his employment agreement except that any right to lifetime health insurance coverage earned under his employment agreement would continue in force.

    The agreement provides that Mr. Satre will not compete with the Company for a period of two years after termination of his active full time employment (which for this purpose does not include employee status as a consultant).

    We have also entered into employment agreements with our executive officers named in the Summary Compensation Table which provide that they are employed at the salaries described in the Table for 1999 subject to merit increases as we may approve. (Salary increases have been approved for 2000 for Mr. Boushy and Ms. Winn, and the other current executive officers' salaries and performance will be reviewed later in the year.) These agreements expire March 31, 2002
(Mr. Loveman's agreement expires May 3, 2001). During the term of the employment agreement, each executive is entitled to participate in the incentive compensation programs and other benefits accorded to our senior officers, including eligibility to receive bonus compensation and long-term incentive compensation (stock options and restricted stock awards) as approved by the Human Resources Committee. The Company can terminate the employment agreement immediately with cause, or without cause upon 30 days prior written notice. The executive can voluntarily resign upon 30 days prior written notice, or upon six months prior written notice if he or she is going to work or act in competition with the Company.

    If the Company terminates the agreement without cause or does not renew it when it expires, the executive will receive eighteen months' salary continuation (12 months in the case of one executive) and will not compete with the Company during that time. Stock options granted after April 1, 1998 will generally continue to be exercisable and to vest during this period, including 100% vesting upon a change in control (although an exception regarding change in control vesting applies to stock options granted to Messrs. Satre, Reed and Loveman in December 1998 and January 1999. See "Report of the Human Resources Committee on Executive Compensation" on page 28.) Annual vesting of other stock options and restricted stock during the salary continuation and noncompete period would be at the Company's discretion. TARSAP shares would not vest during this period unless the Human Resources Committee, in its discretion, were to approve an exception based on the recommendation of our Chief Executive Officer.

    If there were a change in control during the salary continuation and noncompete period, any unvested stock options and restricted stock, including TARSAP shares, would vest.

    If the executive attains specified age and service requirements and his or her employment then terminates other than for cause, he or she will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage. We will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with the Company.

    The executive will earn the retirement rate under the EDCP if he or she attains specified age and service requirements and if his or her employment is terminated without cause or if we elect not to renew the agreement when it expires. The executive receives service credit under the EDCP for any salary continuation and noncompete period.

    If the Company terminates the agreement for cause or if the executive voluntarily resigns, the executive's unvested options and any shares of unvested restricted stock, including TARSAP shares, will be cancelled, and all salary and benefits will end. An exception applies to the vesting of Mr. Loveman's stock options: a limited number of his options will vest after his resignation if he has completed two or more years of active service when he resigns. The Human Resources Committee would decide, in its discretion, whether his next TARSAP vesting would occur.

    If a change in control were to occur during the executive's active employment and if the executive's severance agreement (described below) is in force at that time, then the severance agreement would supersede the employment agreement, except that any right to lifetime health insurance coverage earned by the executive under the employment agreement would continue in force.

    In November, 1998 we entered into an agreement with J. Kell Houssels, III to terminate the employment agreement under which he served as President of our Showboat Division effective December 31, 1998, and to begin a one year consulting arrangement effective January 1, 1999. Mr. Houssels' consulting agreement required him to perform services related to Showboat as assigned to him, including serving on the Board of Directors of Star City Holdings Ltd. in Australia, for which he received a consulting fee of $800,000 during the one-year term of the agreement. The consulting agreement ended on December 31, 1999. Mr. Houssels also serves on our Board of Directors, for which he receives the fees of an outside director. He also receives group health, life and disability insurance for a period of two years starting January 1, 1999.

    We have entered into severance agreements with each of the executive officers named in the Summary Compensation Table above. Each severance agreement provides for:

    - a compensation payment (the "Compensation Payment") of three times (1.5 times in the case of one executive) the executive's "annual compensation" (as defined in the severance agreements);

    - a pro rata amount of the executive's target bonus for the current bonus plan year; and

    - an accelerated payment in cash of the value of all stock options and payment of any compensation or awards payable to such executive under any incentive plan of the Company (the "Accelerated Payments"), if the executive's employment is terminated subsequent to a change in control or within six months before the change in control under defined circumstances (collectively, the "Severance Payments"), with certain exceptions described below.

    Any unvested restricted stock and stock options will vest automatically upon a change in control regardless of whether an employee is terminated.

    The "annual compensation" for purposes of determining the Compensation Payment under the severance agreement includes salary and bonus amounts but excludes restricted stock vestings and compensation or dividends related to restricted stock or stock options. A change in control is defined to occur whenever:

    (i) any person becomes the beneficial owner of 25% or more of our then outstanding voting securities, regardless of comparative voting power of such securities,

    (ii) within a two-year period, members of the Board of Directors at the beginning of such period and their approved successors no longer constitute a majority of the Board, or

   (iii) holders of securities entitled to vote thereon approve a merger or consolidation (with certain exceptions) or a plan of complete liquidation.

    Mr. Satre is entitled to the Compensation Payments if, within two years after a change in control of the Company, his employment terminates voluntarily or involuntarily or if his employment is terminated without cause within six months before a change in control (under defined circumstances). The other executives are entitled to the Compensation Payments after a change in control if, within two years of the change in control, their employment is terminated involuntarily, or they resign with good reason (as defined), or if their employment is terminated without cause within six months before a change in control (under defined circumstances). Additionally, the executives are entitled to the Compensation Payments if their employment terminates voluntarily during a 30 day period following the first anniversary of the change in control. For the purpose of such voluntary termination, a change in control is defined to occur whenever:

    (i) any person becomes the beneficial owner of a majority of the Company's then outstanding voting securities (rather than 25% or more) regardless of comparative voting power of such securities,

    (ii) within a two-year period, members of the Board of Directors at the beginning of such period and their approved successors no longer constitute a majority of the Board, or

   (iii) holders of securities entitled to vote thereon approve a merger or consolidation (with certain exceptions) or a plan of complete liquidation.

    The executives are not entitled to the Compensation Payments after a change in control if their termination is: (i) by the Company for cause (as defined), or, except for Mr. Satre, (ii) voluntary and not for good reason (as defined) other than as described in the preceding paragraph.

    If an executive becomes entitled to Severance Payments which are subject to a federal excise tax imposed on the executive (the "Excise Tax"), the severance agreements require the Company to pay the executive an additional amount (the "Gross-Up Payment") so that the net amount retained by the executive after deduction of any Excise Tax on the Severance Payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial Severance Payments less normal taxes.

    In addition, the severance agreements each provide that in the event of a potential change in control of the Company (as defined below):

    (i) we will deposit in escrow a sum of money sufficient to fund the Severance Payments in the event of a change in control occurs, and

    (ii) each executive will agree to remain in the employ of the Company for a certain period of time.

    The agreements define a potential change in control of the Company as
(i) when we enter into an agreement which will result in a change in control of the Company, (ii) a person publicly announces an intention to take action which would result in change of control of the Company, (iii) a person (other than a trustee of one of our employee benefit plans) who is or becomes a beneficial owner of 9.5% of the combined voting power of our then outstanding securities, increases his beneficial ownership by 5% or more, resulting in 14.5% or more ownership, or (iv) the Board of Directors adopts a resolution to the effect that a potential change in control of the Company has occurred.

    Each severance agreement has a term of one calendar year and is renewed automatically each year starting January 1 unless we give at least one year prior written notice of non-renewal. Each severance agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred.

    The Compensation Payments and Accelerated Payments, respectively, that would have been payable to our executive officers named in the Summary Compensation Table for the Company on January 1, 2000, if a change in control occurred and if such executives had been terminated as of that date, would have been approximately: Mr. Satre, $3,785,065 and $15,428,846; Mr. Boushy, $1,307,372 and
$3,702,372; Mr. Loveman, $1,200,000 and $5,201,320; Mr. Reed, $2,533,854 and
$9,302,109; Mr. Robinson, $1,159,100 and $3,379,021; and Ms. Winn, $992,045 and
$1,823,532. The Accelerated Payments include the value of any unvested restricted stock and unexercised stock options that would accelerate upon a change in control, based on the market price of our Stock on December 31, 1999.

    Our executive officers participate in the Executive Deferred Compensation Plan. Under the Plan, amounts, while deferred, earn interest at a termination rate rate (which cannot be lower than the Citibank prime rate) or at a retirement rate (which cannot be lower than a specified formula rate), both of which are approved annually by the Human Resources Committee. The termination rate on deferrals made during 1999 was 8.5%, and the retirement rate was 13.0%. In October 1995, the Human Resources Committee approved a fixed retirement rate of 15.5% and a fixed termination rate of 8.5% for all account balances under the Plan as of December 31, 1995 (subject to plan minimum rates contained in the Plan). The interest rates on post-1995 deferrals continue to be approved each year by the Committee. The termination rate during 2000 for post-1995 deferrals has been approved at 8.5%, and the retirement rate has been approved at 13%, both subject to the Plan's minimum rate provisions.

    The retirement rate is established as an incentive to encourage long-term service. Therefore, only those participants meeting the Plan's service requirements will receive interest at the retirement rate.

    If there is a change in control, as defined in the Executive Deferred Compensation Plan, a participant who is not yet entitled to the retirement rate will receive that rate if his or her employment terminates within a 24 month period after the change in control. Messrs. Satre, Boushy, Loveman and Reed and Ms. Winn are not yet entitled to the retirement rate. Consequently, if a change in control (as defined in the

Plan) were to occur, these executive officers would be entitled to the retirement rate on their account balances if their employment were to terminate within 24 months after the change in control.

    We have established an escrow fund and have deposited into it insurance policies and cash proceeds received from insurance policies. This escrow fund assures the payment of benefits, as they accrue, to participants in the Executive Deferred Compensation Plan and other deferred compensation plan including, among others, our executive officers and non-management directors If a potential change in control of the Company occurs, we also will, upon the request of an executive, place into this escrow fund the severance payments which will become payable to the executive following a change in control. We intend to increase the escrow fund as deemed necessary to assure payment of future deferrals, and we also have the right to increase the escrow fund to pay premiums on the insurance policies and interest on policy loans. The escrow fund is subject to the claims of our creditors in the case of our insolvency or bankruptcy.

    In January 2000, we entered into a separation agreement with
E. O. Robinson, Jr., who resigned as Senior Vice President in July 1999. Under this agreement, Mr. Robinson terminated active employment in January 2000 and agreed to a one-year non-compete covenant. We agreed to provide him his current salary and benefits during this one-year period. As part of his benefits and because he actively worked during all of 1999, we agreed he would be entitled to the annual bonus for 1999 payable in 2000 and to the TARSAP vesting on March 1, 2000. Mr. Robinson also will receive group health insurance for his lifetime, for which he pays 20% of the total premium and the Company pays 80%. The 80% premium paid by the Company is taxable compensation to him. Mr. Robinson agreed to the cancellation of all unvested stock options and restricted stock and to the cancellation of his Severance Agreement, except accelerated vesting of his unvested options and restricted stock would occur if a change in control were to occur during his one-year non-compete period and he or his estate would receive 50% vesting if he were to become disabled or die during the non-compete period.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

    The Human Resources Committee is composed entirely of non-management directors. The Committee is responsible for approving the compensation of our management directors, reviewing the compensation of other executive officers, including the executive officers named in the Summary Compensation Table, and approving stock awards, including stock options and restricted stock, for each executive officer.

    EXECUTIVE COMPENSATION POLICY. The Company's executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of the Company's stockholders. Under this policy:

    (i) salaries are linked to competitive factors and salary increases are based primarily on merit,

    (ii) the annual bonus program is competitively-based and provides incentive compensation based on our financial performance, and

   (iii) long-term compensation is tied to enhancing shareholder value and to our financial performance.

    In summary, our executive compensation policy is primarily based on performance, with a large portion of potential executive compensation at risk. This policy not only extends to executive officers but also to key managers and professional staff. Approximately 400 key employees participate in the Company's Stock Option and Restricted Stock Plans.

    The following discussion describes the basic components of our executive compensation policy described in further detail.

    CASH COMPENSATION COMPETITIVELY-BASED. Cash compensation for executive officers (salary and annual bonus) is targeted to be approximately comparable to the median ranges for amounts paid to executives employed in similar positions in companies primarily in service and entertainment industries with revenues comparable to ours. Various surveys prepared by national compensation specialists are considered for purposes of determining company salaries and cash bonus. There is no specific list of companies that are used to make the comparison.

    SALARY. Salaries are reviewed each year and merit increases are based primarily on (i) an executive's accomplishment of various performance objectives and standards and (ii) the current salary of the executive within the salary range for his or her grade level. Greater weight is normally given to the accomplishment of objectives and standards than to the executive's current salary level within the range of his or her grade level. Specific weights for each factor may be established in some circumstances. In addition, salary can be substantially increased if an executive officer is promoted to a higher position or is given greater responsibilities.

    The objectives of our Chief Executive Officer are approved annually by the Committee and the full Board. These objectives vary from year to year but in general relate to such matters as

    - ensuring that we are competitively positioned and organized to provide a high quality experience for our guests;

    - continuing to build Harrah's Entertainment, strategically and operationally, as a leading company in the casino entertainment industry;

    - achieving our annual business plan and our various financial goals, and

    - increasing total long-term shareholder value.

    The Committee's assessment of the Chief Executive Officer's performance is based on a subjective review of performance against these objectives. Specific weights may be assigned to particular objectives in the discretion of the Committee.

    In general, the objectives of the other executive officers are approved by the Chief Executive Officer. These objectives generally relate to achieving functional goals and financial objectives within the officer's assigned area of responsibility. For example, an objective could relate to completion of a project assigned to that executive's area of responsibility. The Chief Executive Officer's assessment of the performance of the other executive officers is based on a subjective review of each officer's performance. Specific weights may be given to each objective in this assessment in the discretion of the Chief Executive Officer.

    The Committee approves merit salary increases for the members of the Office of the President (the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer). In general, the Chief Executive Officer approves merit salary increases for the other executive officers and such increases are reviewed by the Committee. Merit salary increases were approved for the executive officers during 1999.

    SENIOR OFFICER INCENTIVE PLAN. In 1995 our stockholders approved the Key Executive Officer Annual Incentive Plan (the "Key Executive Plan"), an annual bonus plan designed to provide participating executive officers with incentive compensation based upon the achievement of pre-established performance goals. Certain of our senior executive officers are eligible to participate in the Key Executive Plan, which is designed to comply with Section 162(m) of the Internal Revenue Code which limits the tax deductibility by the Company of compensation paid to officers named in the compensation tables of the

Proxy Statement to $1 million. The Committee approves the specific executive officers who will participate each year prior to, or at the time, the performance objectives for a calendar year are established. No executives participated in the Key Executive Plan for the plan year 1999. The Key Executive Plan, which expires in 2000, is being restated and renamed the "Senior Executive Incentive Plan" and extended for another five years, subject to shareholder approval. See Proposal to Approve the Adoption of the Company's Senior Executive Plan on page 13. The Committee has determined that the five currently-employed executives named in the Summary Compensation Table (Messrs. Satre, Reed, Boushy, Loveman and Ms. Winn) will participate in this Plan in 2000. Members of the Committee who are not "outside directors" pursuant to Section 162(m) of the Code abstain from voting on matters related to the Senior Executive Incentive Plan.

    ANNUAL MANAGEMENT BONUS PLAN. Under our annual management bonus plan (referred to in this subsection as the "plan"), at or near the beginning of each calendar year (a "plan year"), the Committee approves a corporate bonus objective for the Company's executive officers (other than those participating in the Senior Executive Incentive Plan) and other participants in the plan. This objective can pertain to operating income, pretax earnings, return on sales, earnings per share, a combination of objectives, or another objective approved by the Committee. The objective may change annually to support our business mission. For the 1999 plan year, the Committee approved the objective of earnings per share.

    A Bonus Matrix, which has been approved by the Committee, has been established for the grade levels of participating executive officers and other plan participants that will result in the payment of a specified percentage of the participant's salary if the target objective is achieved. This percentage of salary increases or decreases on the Bonus Matrix in relation to the level of achievement of financial objectives. No bonus is awarded if less than a specified percentage of target is achieved unless an exception is approved by the Committee. If the target objective is achieved, bonuses ranging from 50% to 60% of salary, depending on the executive, will be earned. The bonus amounts as a percentage of salary increase pursuant to a formula that is related to performance over the target objective, with no specified maximum in the bonus amount that can be earned.

    Since the Human Resources Committee and Chief Executive Officer have discretion to review an officer's personal performance, the actual bonus awarded may not follow the Bonus Matrix exactly. This involves a subjective decision by the Committee with respect to the bonuses of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer. For the bonuses of other executive officers, this is a subjective decision by the Chief Executive Officer, which is reviewed with the Committee.

    The Committee has authority under the plan to adjust any objective or bonus points with respect to executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen.

    The executive officers received bonuses for 1999 performance at higher than target level.

    STOCK AWARDS. Awards of stock options and restricted stock are specifically approved by the Committee for each executive officer and other plan participants and are granted in the sole discretion of the Committee. Awards are currently granted with a vesting period extending four years from the initial grant date. The Committee may grant a combination of restricted stock and/or stock options to officers and other key employees. The vesting of awards is generally accelerated upon a change in control (as defined).

    Each executive officer is normally granted a stock award that will give such officer an estimated dollar value of stock compensation vesting each year targeted to equal a specific percentage of salary. This percentage increases with the higher grade level of the officer. Based on a subjective assessment of competitive and business factors, the Committee determines an award that is suitable for providing an adequate incentive for both performance and retention purposes. The dollar value of the award is based on estimated annual increases in the market value of our Stock in the future to reach the targeted level of compensation, but there is no certainty or assurance that such increases will occur.

    In December 1998, based on the advice of an outside executive compensation consulting firm, the Committee determined that the Company's competitive environment relating to executive talent and the interests of our stockholders required that significantly greater equity incentives be provided to our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. The grants to these officers during 1999 are shown on the table on page 22 and are reflective of the previous determination by the Committee in December 1998. These options vest in 25% annual installments over four years based on continued employment including any period of salary continuation. Their exercise price is the market price on the date of grant. If a change in control were to occur within two years from the date of grant, 50% of the unvested options would be forfeited and the remainder would become exercisable. If a change in control were to occur more than two years after the grant date, all the unvested options would become exercisable at that time.

    The Committee has authority to oversee all aspects of stock option and restricted stock awards and can modify the terms of grants, including change in control provisions. The Committee also has authority to amend the Plans, including authorizing additional shares to be reserved for awards under the Plans. Members of the Committee who are not "non-employee directors" pursuant to
Section 16 of the Exchange Act abstain from voting on matters affected by the
Section 16 statutes and regulations.

    In light of the continuing additions to our key employee base as a result of acquisitions and in view of the significant option grants made in December 1998 and January 1999, the Committee has reviewed the status of the shares reserved for future grants under the Stock Option Plan and has determined that additional shares are needed to cover anticipated grants through 2002. Subject to stockholder approval, the Committee has authorized an additional reserve of 1,800,000 shares for the Stock Option Plan. See "Proposal to Amend Stock Option Plan" on page 15.

    Our executive officers participate in a Time Accelerated Restricted Stock Award Plan (the "TARSAP Program") designed to motivate and retain the Company's key executives in the Company's current competitive environment and with a view to enhancing shareholder value. Under the TARSAP Program, certain key executives, including all executive officers, were granted restricted stock awards (the "Restricted Shares") under the Company's Restricted Stock Plan. The Restricted Shares will vest 100% on January 1, 2002 provided the executive continues in active employment with the Company.

    The Restricted Shares are eligible for earlier annual performance vesting beginning March 1, 1999 if the Company achieves financial performance targets recommended by the Committee and approved by the Board of Directors. The performance vesting schedule, which has been approved by the Committee and the Board of Directors, provides for a potential cumulative vest of 20% to 40% of the Restricted Shares by March 1, 1999; 50% to 70% by March 1, 2000; and 80% to 100% by March 1, 2001. The performance schedule can be modified upon recommendation of the Committee and approval of the Board. The performance targets for 1999 and 2000 approved by the Committee and the Board are based on earnings per share. No TARSAP shares vested on March 1, 1999. A 70% TARSAP vesting occurred on March 1, 2000. In November 1999, the Committee approved an amendment to the TARSAP vesting of Mr. Loveman to conform his vesting schedule to that of other executive officers.

    The Restricted Shares will vest upon a change in control (as defined) in the same manner as other grants under the Restricted Stock Plan.

    The Committee has broad flexibility to oversee and amend the TARSAP Program and, with Board approval, can modify performance criteria and specific financial targets. The Committee also has the right to make exceptions based on unusual factors or events. However, the mandatory vesting date of January 1, 2002 cannot be extended. To help alleviate the tax burden of the TARSAP program on participants and to provide an incentive for executives to continue in employment, the Committee approved a program in July 1999 whereby participants can defer the receipt of their vested TARSAP shares. The shares can be deferred to a specified date in the future or to the participant's termination of employment date, whichever occurs first. The participant can elect a lump sum distribution of shares on the deferral date (or one year after that date) or can elect annual installments of shares over ten years. Under this program, Messrs. Satre and Reed have elected to defer receipt of their TARSAP shares vesting on March 1, 2000. See Summary Compensation Table, page 20, for more information on grants under the TARSAP Program to named executive officers.

    The amount of a stock option or restricted stock award is not dependent on past corporate performance or on the amount of options or restricted stock previously granted to an executive officer. The actual value of the stock compensation vesting each year depends on the market value of our Stock. We have no other long-term incentive plans for executive officers.

    POLICY CONCERNING TAX DEDUCTIBILITY. The Committee's policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to ensure full tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving full tax deductibility would be considered disadvantageous to the best interests of the Company. In 1999, Messrs. Satre and Loveman received bonuses which put their compensation over the $1 million deductibility limit so that approximately $774,000 of Mr. Satre's total compensation and approximately $160,000 of Mr. Loveman's total compensation will not be deductible by the Company. The Company's Senior Executive Incentive Plan is intended to comply with
Section 162(m) of the Code so that annual bonuses paid under that plan will be fully tax deductible for the Company. See "Senior Executive Incentive Plan" above.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. Mr. Satre's base salary is based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the casino entertainment industry. Under his employment agreement, he is entitled to merit salary increases and to participate in the incentive programs provided to senior officers. Mr. Satre's merit salary increase and his incentive awards for 1999 were determined in accordance with the Committee's policies described in this report. The stock options awarded to Mr. Satre in 1999 are described in the table titled "Option Grants in the Last Fiscal Year," on page 22. The options were awarded in accordance with the Committee's policies as described in this report.

                                          Human Resources Committee
                                              Joe M. Henson (Chairman)
                                             James B. Farley
                                             R. Brad Martin
                                             Robert G. Miller
                                             Boake A. Sells

PERFORMANCE OF HARRAH'S ENTERTAINMENT COMMON STOCK AND DIVIDENDS

    The line graph below compares the total cumulative return of our Stock to
(a) the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), and (b) the Dow Jones Casinos Index. The graph assumes reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          AMONG HARRAH'S ENTERTAINMENT, INC., THE S & P 500 INDEX, AND
                          THE DOW JONES CASINOS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                   HARRAH'S             DOW JONES
         ENTERTAINMENT, INC  S & P 500    CASINOS
12/94                100.00     100.00     100.00
12/95                110.52     137.58     132.64
12/96                 90.58     169.17     144.67
12/97                 86.02     225.61     128.05
12/98                 71.49     290.09      87.60
12/99                120.48     351.13     132.38

* $100 INVESTED ON DECEMBER 31, 1994 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED DECEMBER 31.
------------------------------

(1) The line graph for Harrah's Entertainment, Inc. assumes that $100 was invested in the common stock of The Promus Companies Incorporated ("Promus") on December 31, 1994. It has been adjusted for stock splits. The line graph also assumes reinvestment in shares of Harrah's Entertainment, Inc. of the market value of shares of Promus Hotel Corporation which were distributed to Promus stockholders in the form of a special dividend on June 30, 1995, in a spin-off of Promus's hotel business, at which time Promus changed its name to Harrah's Entertainment, Inc.

(2) The Dow Jones Casinos Index was formerly referred to as the Dow Jones Entertainment & Leisure-Casinos Index.

                              CERTAIN TRANSACTIONS

    Ralph Horn, one of our directors, is Chairman, Chief Executive Officer and President of First Tennessee National Corporation, the parent company of First Tennessee Bank National Association ("First Tennessee"). First Tennessee is one of the lending banks under a loan agreement that we have with several banks (the "Bank Facility"). Pursuant to the Bank Facility, First Tennessee has committed to loan to our subsidiary, Harrah's Operating Company, Inc., $15,000,000, representing a 0.9375% share of the total commitment covered by the Bank Facility. As of December 31, 1999, $9,959,531 of this amount was outstanding in loans and in unfunded standby letters of credit. In connection with this commitment, First Tennessee received interest and fees of $622,487 during 1999. Also, we are party to Master Repurchase Agreements whereby we invest funds with First Tennessee on behalf of one of our joint ventures and one of our management contacts. The average amount invested pursuant to such Agreements at the end of each month during 1999 was $2,147,223. As of December 31, 1999, the amount was $1,201,500. Interest received on such investment during 1999 was approximately $97,382.

    Some of our direct and indirect subsidiaries maintained deposit accounts with First Tennessee during 1999. The average ledger balance during 1999 was $1,277,791. Deposit account service fees paid to First Tennessee in excess of the earning credit assigned to these accounts were approximately $124,554 during 1999.

    First Tennessee provides ATM services to our Tunica, Mississippi casino and received net revenues of $184,097 during 1999.

    After reviewing proposals from several vendors, we selected First Tennessee to offer a co-branded credit card program for Harrah's customers. The program was launched in late 1997. First Tennessee pays the Company a new card fee for each new card issued and a portion of the ongoing revenue generated by the credit card accounts. We received fees from First Tennessee of $1,108,030 during 1999.

    Susan Clark-Johnson, one of our directors, is Senior Group President, Pacific Newspaper Group, Gannett Co., Inc. We paid Gannett's Pacific Newspaper Group $427,720 for retail and classified newspaper advertising during 1999.

    R. Brad Martin, one of our directors, indirectly owns a company which purchased our former corporate headquarters in October 1999, and leases a portion of it back to the Company. When our corporate headquarters was relocated from Memphis, Tennessee to Las Vegas, we researched and evaluated a number of options for our former headquarters property in Memphis, and decided that selling it was the best alternative. Mr. Martin's company purchased the property for $14,349,453 ($14,300,000 for real property and $49,453 for personal property). The sale price was based upon the Company's book basis, and was approved by the Board after receiving a fairness opinion from CB Richard Ellis. The property includes approximately 25.5 acres of real estate, a three-story building containing 59,159 usable square feet, a two-story building containing 54,397 usable square feet, a former residence converted to use as an office building, a pool house/cafeteria building, a facility/security building, parking structures containing 167 parking spaces, surface parking for 228 cars, and all furniture, fixtures, and equipment used in connection with the maintenance or operation of the buildings, with the exception of specifically designated items. The Company has leased the three-story building and the two-story building from Mr. Martin's company for terms of 17.5 years and 12.5 years, respectively, at a rental of $20.00 per usable square foot in years one through five (approximately $2,271,220 per year), increasing to $22.10 and then

$23.90 in subsequent periods. We are also responsible for annual operating expenses related to the leased property in excess of $7.10 per usable square foot.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our Stock and to furnish us with copies of all forms filed. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our officers and directors were met except that Marilyn G. Winn's exercise of 2,548 stock options was reported two months late.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

    The table below sets forth, to the best of our knowledge, information regarding the beneficial owners of more than 5% of the Common Stock as of December 31, 1999.

                                                               NUMBER OF SHARES    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    CLASS
------------------------------------                          ------------------   --------
Putnam Investments, Inc.....................................      12,555,380          9.8%
  One Post Office Square
  Boston, MA 02109
State Street Bank and Trust Company.........................       8,210,682(b)       6.4%
  225 Franklin Street
  Boston, MA 02110
Trimark Financial Corporation...............................       6,621,400(c)       5.1%
  One First Canadian Place, Suite 5600
  P. O. Box 487
  Toronto, Canada M5X 1E5

------------------------

(a) Putnam Investments, Inc. ("Putnam"), a parent holding company in accordance with Section 240.13d-1(b)(ii)(G) and a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., has reported beneficial ownership of the shares listed through its two wholly-owned registered investment advisers, Putnam Investment Management, Inc., the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., the investment adviser to Putnam's institutional clients. Both subsidiaries have depository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients. The source of this information is a Schedule 13G filed by Putnam with the Securities and Exchange Commission and dated February 1, 2000. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1999. Marsh & McLennan Companies, Inc. and Putnam have declared pursuant to Rule 13d-4 that the filing of the Schedule 13G shall not be deemed an admission that either or both are the beneficial owner of the securities for the purposes of
    Section 13(d) or 13(g).

(b) State Street Bank and Trust Company ("State Street") is a bank as defined in
    Section 3(A)(6) of the Securities Exchange Act of 1934. Acting in various fiduciary capacities, State Street has reported beneficial ownership of the shares listed, including sole voting power over 2,485,052 shares, shared voting power over 5,477,059 shares, sole dispositive power over 8,210,682 shares, and shared dispositive power over 1,550 shares. The source of this information is a Schedule 13G filed by State Street with the Securities and Exchange Commission and dated February 8, 2000. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1999.

(c) Trimark Financial Corporation ("Trimark"), a corporation incorporated under the laws of Ontario, Canada, has reported beneficial ownership, including sole voting power and sole dispositive power, of the shares listed. Trimark has reported that certain Trimark mutual funds (the "Funds"), which are trusts organized under the laws of Ontario, Canada, are owners of record of a portion of the shares listed, and that Trimark Investment Management Inc. ("TIMI"), a corporation incorporated under the laws of Canada, is a manager and trustee of the Funds. TIMI is qualified to act as an investment adviser and manager of the Funds in the province of Ontario pursuant to a registration under the Securities Act (Ontario). Trimark owns 100% of the voting equity securities of TIMI, and consequently may be deemed to be the beneficial owner of such shares. The source of this information is a
    Schedule 13G filed by Trimark with the Securities and Exchange Commission and dated February 1, 2000. Ownership (number of shares and percent of shares outstanding) is reported as of December 31, 1999.

COST OF SOLICITATION

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, some of our directors, officers or employees, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. We have retained D.F.
King & Co. to assist in the solicitation of proxies with respect to Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co. is $9,000, plus expenses.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2001 Annual Meeting, it must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Harrah's
Entertainment, Inc., 5100 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89146, and must be received no later than November 23, 2000. In addition, our Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. The Company will have discretionary authority to vote shares under proxies we solicit concerning matters of which we did not have notice by a certain date, and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments. Pursuant to our bylaws, that notice date for our

Company's 2001 Annual Meeting of Stockholders is currently March 4, 2001. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

                                          By Direction of the Board of Directors

                                          /s/ Rebecca W. Ballou
                                          Rebecca W. Ballou
                                          Secretary

Las Vegas, Nevada
March 23, 2000

                                                                         ANNEX 1

                          HARRAH'S ENTERTAINMENT, INC.
                        SENIOR EXECUTIVE INCENTIVE PLAN

1. PURPOSE

    1.1 This plan is an amendment and restatement of the Key Executive Officer Incentive Plan originally adopted and approved in 1995. It is renamed the Senior Executive Incentive Plan (the "Incentive Plan"). It is intended to provide an incentive for superior work and to motivate eligible executives of Harrah's Entertainment, Inc. (the "Company") toward even higher achievement and business results, to tie their goals and interest to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of covered executives (as defined below). It is designed to ensure the bonuses paid under the Plan to covered executives are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder.

2. COVERED EXECUTIVES

    2.1 From time to time, the Bonus Committee (as described below) may select certain key executives who are or who at some future date may be "covered employees" as defined in Section 162(m)(3) of the Code (the "covered executives") to be eligible to receive bonuses hereunder. A person's status as a covered executive for a plan year may be cancelled by the Bonus Committee if the person is not a "covered employee" (as defined by regulations under Code
Section 162(m)) on the last day of the plan year.

3. THE BONUS COMMITTEE

    3.1 The "Bonus Committee" shall be appointed by the Company's Board of Directors (the "Board") and shall consist of at least two members of the Board. The members of the Bonus Committee shall qualify as "outside directors" under
Section 162(m) of the Code. The Bonus Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan pursuant to the requirements of Section 162(m).

4. BONUS DETERMINATIONS

    4.1 A covered executive may receive a bonus payment under the Incentive Plan for a plan year based upon the attainment of performance objectives which are established by the Bonus Committee and relate to one or more of the following corporate business criteria (the "Performance Goals"): the Company's pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, market share, funds from operations, appreciation in the fair market value of the Company's stock, cost reductions or savings, or earnings before any one or more of the following items: interest, taxes, depreciation, amortization or extraordinary items.

    4.2 Any bonuses paid to covered executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more objective performance objectives relating to the Performance Goals. Bonus formulas for covered executives shall be adopted in each performance period by the Bonus Committee no later than the latest time permitted by Section 162(m) of the Code (for performance periods of one year, no later than 90 days after the commencement of the plan year). No bonuses will be paid to covered executives unless and until the Bonus Committee makes a certification in writing with respect to the attainment of the performance objectives as required by Section 162(m) of the Code. Although the Bonus Committee may in its sole discretion reduce a bonus payable to a covered executive pursuant to the applicable bonus formula, the Bonus Committee shall have no discretion to increase the amount of a covered executive's bonus as determined under the applicable bonus formula.

    4.3 The maximum bonus payable to a covered executive under the Incentive Plan shall not exceed $5,000,000 with respect to any plan year. Bonuses will be payable by March 15 of the year following the plan year.

    4.4 The payment of a bonus to a covered executive with respect to a performance period shall be conditioned upon the covered executive's employment by the Company on the last day of the performance period, provided, however, the Bonus Committee may make exceptions to this requirement, in its sole discretion, in the case of a covered executive's retirement, death or disability.

5. AMENDMENT AND TERMINATION

    5.1 The Bonus Committee reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion. Any amendments to the Incentive Plan shall require stockholder approval only to the extent required by
Section 162(m) of the Code.

6. STOCKHOLDER APPROVAL

    6.1 No bonuses shall be paid under the Incentive Plan unless and until the Company's stockholders have approved the Incentive Plan and the Performance Goals as required by Section 162(m) of the Code. So long as the Incentive Plan shall not have been previously terminated by the Company, it shall be resubmitted for approval by the Company's stockholders in the fifth year after it shall have first been approved by the Company's stockholders, and every fifth year thereafter. In addition, the Incentive Plan shall be resubmitted to the Company's stockholders for approval as required by Section 162(m) of the Code if it is amended in any way which changes the material terms of the Plan's Performance Goals, including by materially modifying the Performance Goals, increasing the maximum bonus payable under the Incentive Plan or changing the Plan's eligibility requirements.

7. LEGAL REQUIREMENTS

    7.1 The Incentive Plan is intended to comply with Section 162(m) of the Code, as amended from time to time, and any required provisions of
Section 162(m) and the regulations thereunder shall govern the Incentive Plan.

                        THE PROMUS COMPANIES INCORPORATED

                             1990 STOCK OPTION PLAN

                           (as amended July 29, 1994)



A.     PURPOSE

       The purpose of The Promus Companies Incorporated 1990 Stock Option Plan (the "Plan") is to attract and retain outstanding key employees and to provide an incentive to, and encourage stock ownership in The Promus Companies Incorporated, a Delaware corporation (the "Company"), by those employees responsible for the policies and operations of the Company or its Subsidiaries. As used herein, "Subsidiary" means any domestic or foreign corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

B.     ADMINISTRATION

       1. This Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of not less than three members of the Board of Directors. No person shall be appointed to the Committee (i) who is (or has been during the one-year period prior to such appointment) eligible to receive an award under the Plan or any other stock, stock option or stock appreciation right plan of the Company, a Subsidiary or a Parent Company other than a plan or provision of a plan specifically developed for, or made available to, members of the Board who are not employees and which otherwise complies with subsection
(b)(1)(iii) of Rule 16b-3 ("Rule 16b-3") under Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision; or (ii) who has received options under the Plan if at the time of such appointment, the options have not been exercised. As used herein, "Parent Company" means any domestic or foreign corporation that beneficially owns, directly or indirectly, at least 50% of the outstanding voting stock or voting power of the Company.

       2. The Committee shall have full authority and discretion to determine, consistent with the provisions of this Plan other than with respect to Replacement Options (as defined below): (1) the employees who should be granted options; (2) whether the option or options shall be an incentive stock option or a non-qualified stock option; (3) the times at which options shall be granted;
(4) subject to Section F, the option price of the shares subject to each option;
(5) the number of shares subject to each option; (6) subject to Section I, the period during which each option becomes exercisable; and (7) other terms and conditions of each option.

       3. The Committee shall further have discretion at any time and from time to time to accelerate the date or dates when outstanding options become exercisable and to decrease the option price of outstanding options. The Committee may in its discretion change any incentive stock option to a non-qualified stock option without liability to any employee who has received options under this Plan (an "Optionee"). The Committee shall also have full authority and discretion to adopt such rules, regulations and procedures as it shall deem necessary for the administration of the Plan and to interpret, amend or revoke any such rules, regulations or procedures.

       4. The Committee may in its discretion provide in the terms of any stock option (other than a Replacement Option) that the number of Shares subject to such option will be decreased if the participant's grade level is reduced by the Company, any Subsidiary or any Parent Company, for performance, by reason of change in job functions or responsibilities, or by reason of transfer to a different position during the term of the option. Options that become exercisable prior to the reduction in the option award shall not be affected.

       5. The Committee's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be final, conclusive and binding upon all Optionees, the Company and all other interested parties.

C.     ELIGIBILITY

       1. The Committee shall from time to time determine the key management employees of the Company and any of its Subsidiaries who shall be granted options (other than Replacement Options) under the Plan. No incentive stock option shall be granted to any director of the Company who is not an employee of the Company, any of its Subsidiaries or any of its Parent Companies. An employee who has been granted an option may be granted an additional option or options under this Plan if the Committee shall so determine. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an Optionee under this Plan or any other plan of the Company, a Subsidiary or a Parent Company.

       2. Each employee of the Company who prior to the merger (the "Merger") of Bass (U.S.A.) Hotels, Incorporated, a Delaware corporation ("Merger Sub"), with and into Holiday Corporation ("Holiday") pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") among Holiday, Holiday Inns, Inc., the Company, Bass plc, Merger Sub and Bass (U.S.A.) Hotels, Incorporated, a Tennessee corporation, dated as of August 24, 1989, as amended, held options to purchase Holiday common stock issued under Holiday's 1977 Incentive Stock Option Plan or 1989 Stock Option Plan (collectively, "Holiday Stock Options") and which options were not exercised prior to the Merger shall, in lieu and upon cancellation of such Holiday Stock Options, be issued an option (a "Replacement Option") to purchase shares of the $1.50 par value common stock ("Common Stock") of the Company under the Plan subject to the following terms:

              (1) Upon the consummation of the Merger each such employee shall hereby be issued, without the requirement of any additional act of the Committee, a Replacement Option to purchase the number of shares of Common Stock (rounded upward to the nearest full share) with a per share exercise price, (rounded downward to the nearest cent) determined to preserve each such Holiday Stock Option's value as of the time of the Merger (such value being the product of (A) the difference between (i) the sum of (x) the fair market value of a share of Common Stock (as defined for purposes of this paragraph only, below), (y) the fair market value of a share of Bass plc stock (as defined for purposes of this paragraph only, below) multiplied by the number of shares of Bass plc stock to be issued for each outstanding share of Holiday common stock in the Merger (assuming all Holiday Stock Options have been exercised) and
       (z) the amount of the special cash dividend to be paid with respect to each share of Common Stock as contemplated in the Merger Agreement and
       (ii) such Holiday Stock Option's exercise price per share, and (B) the number of shares of Holiday common stock subject to such Holiday Stock Options). For purposes of this paragraph, the fair market value of a share of Common Stock shall be deemed to be equal to the average of the closing prices of a share during the ten trading days following the effective time of the Merger as reported on the New York Stock Exchange. If the special cash dividend has not been paid on the date of the effective time of the Merger, the above calculation will be adjusted to preserve the intended reduction. For purposes of this paragraph only, the fair market value of a share of Bass plc stock shall be deemed to be equal to the "Market Value Per Bass Share," as defined in the Merger Agreement.

              (2) Replacement Options granted in exchange for vested Holiday Stock Options shall be vested, and Replacement Options granted in exchange for unvested Holiday Stock Options shall be unvested and subject to the same vesting schedules as the Holiday Stock Options surrendered in exchange therefor.

              (3) Replacement Options shall be subject to the same terms as the Holiday Stock Options they replace, including dates of expiration and the inclusion of stock appreciation rights, if applicable, except that the Replacement Options shall vest based on continued employment with the Company and all references made to Holiday or any of its subsidiaries shall be deemed references to the Company and its subsidiaries. The Replacement Options shall comply in all other respects with the Plan.

              (4) The Replacement Options shall be evidenced by option agreements or certificates.

D.     SHARES OF STOCK SUBJECT TO THIS PLAN

       1. The number of shares which may be issued pursuant to the options granted by the Committee under this Plan shall not exceed 1,200,000 shares of Common Stock.* Such shares may be authorized and issued shares or shares previously acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which expires for any reason, is forfeited, or is terminated unexercised as to such shares may again be subject to an option under this Plan. To the extent that a stock appreciation right shall have been exercised and paid in cash, the number of shares subject to the related option, or portion thereof, may again be subject to an option under this Plan.

------------
* The number of shares available for the issuance of options immediately prior to the March 8, 1993 record date of the 2 for 1 stock split was multiplied by two pursuant to action taken by the Committee on February 25, 1993. The number of shares available for the issuance of options immediately prior to the November 8, 1993 record date of the 3 for 2 stock split was multiplied by 1.5 pursuant to action taken by the Committee on October 29, 1993.

       2. If the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted, including adjustments of the limitations in paragraph 1 on the maximum number and kind of shares which may be issued on exercise of options. Adjustments made by the Committee shall be final, conclusive and binding upon all Optionees, the Company and all other interested parties.

       3. Effective April 30, 1993, the number of authorized shares which may be issued pursuant to the options granted by the Committee under the Plan is increased by an additional 1,500,000 shares.

       Effective April 29, 1994, the maximum number of options that can be granted in any one year period to one employee shall be options for 250,000 shares, provided that this limit shall be appropriately adjusted by the Committee in accordance with Section D.2 hereof.

E.     ISSUANCE AND TERMS OF OPTION CERTIFICATES

       Each key management employee to whom an option is granted under this Plan shall be entitled to receive an appropriate certificate evidencing his option and referring to the terms and conditions of this Plan.

F.     OPTION PRICE

       1. Each option shall state the number of shares to which it pertains and shall state the option price. The option price for Replacement Options shall be as set forth in Section C(2). Subject to the foregoing, the option price of incentive stock options shall not be less than 100% (110% in the case of an option granted to an individual owning (within the meaning of Section 425(d) of the Internal Revenue Code of 1986, as amended (the "Code")) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company) of the Fair Market Value of the Common Stock on the date the option is granted. The option price of any option under the Plan regardless of the date of the option shall not be less than the par value per share of the Common Stock as provided in the Company's Certificate of Incorporation as amended April 29, 1994. Provided, that non-qualified options shall not be issued under this Plan at less than the average of the high and low prices of the Company's Common Stock on the principal exchange or system where the Common Stock is traded on the date that the option is granted or, if such date is not a trading day, the preceding trading day. "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or if shares were not traded on the day previous to such dates, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith; provided that if there has been no sale of Common Stock during the 30-day period prior to the date of the calculation provided for in this sentence, then such stock shall not be considered to be trading on an exchange or quoted on the NASDAQ or successor quotation system.

       2. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash, by check, or in shares of Common Stock having a total Fair Market Value on the date of exercise equal to the option price. The Company may also permit the option price incurred by reason of the exercise of an option to be satisfied by withholding shares (that would otherwise be obtained upon such exercise) having a Fair Market Value equal to the aggregate option price of the exercised option. The Company may permit Optionees to use cashless exercise methods that are permitted by law and in connection therewith the Company may establish a cashless exercise program including a program where the commissions on the sale of stock subject to an exercised option are paid by the Company.

       3. The proceeds received by the Company from the sale of Common Stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

G.     TREATMENT OF CERTAIN OPTIONS; CERTAIN LIMITATIONS ON GRANT

       1. Subject to the provisions of this Section G, the Committee may grant under this Plan both incentive stock options under Section 422A of the Code and non-qualified stock options not subject to Section 422A of the Code.

       2. To the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which incentive stock options (within the meaning of Section 422A of the Code, but without regard to Section 422A(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Company) shall exceed $100,000, such options shall be taxed as non-qualified options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they are granted.

       3. Incentive stock options granted hereunder shall at the time of grant qualify as "incentive stock options" under Section 422A of the Code.

H.     STOCK APPRECIATION RIGHTS

       1. At the discretion of the Committee (other than with respect to Replacement Options), any option granted under this Plan may include a stock appreciation right. The Committee may impose conditions upon the grant or exercise of the stock appreciation right which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time. Such rules and regulations may govern the right to exercise the stock appreciation right granted prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter. The Committee may amend any outstanding option or options to grant stock appreciation rights with respect to the shares covered by any such option or options if the original option or options did not contain such rights.

       2. A "stock appreciation right" is the right of an Optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the Fair Market Value over the option price per share as provided in the related underlying option. A stock appreciation right shall pertain to, and be granted only in conjunction with, a related underlying option granted under this Plan and shall be exercisable and exercised only to the extent that the related option is exercisable. The number of shares of Common Stock subject to the stock appreciation right shall be all or part of the shares subject to the related option, as determined by the Committee. The stock appreciation right shall either become all or partially non-exercisable and shall be all or partially forfeited if the exercisable portion, or any part thereof, of the related option is exercised and vice versa. A stock appreciation right may only be exercised if the Fair Market Value per share of the Common Stock on the exercise date exceeds the option price per share under the related underlying option.

       3. Subject to any restrictions or conditions imposed by the Committee, a stock appreciation right may be exercised by the Optionee as to a number of shares of the Common Stock under its related option only upon the surrender of exercise rights with respect to a like number of shares of the Common Stock available to the exercisable portion of the related option. Upon the exercise of a stock appreciation right and the surrender of the exercisable portion of the related option, the Optionee shall be awarded cash, shares of the Common Stock or a combination of shares and cash at the discretion of the Committee. The award shall have a total value equal to the product obtained by multiplying (i) the excess of the Fair Market Value per share on the date on which the stock appreciation right is exercised over the option price per share by (ii) the number of shares subject to the exercisable portion of the related option so surrendered.

       4. The portion of the stock appreciation right which may be awarded in cash shall be determined by the Committee from time to time. The number of shares awardable to an Optionee with respect to the non-cash portion of a stock appreciation right shall be determined by dividing such non-cash portion by the Fair Market Value per share on the exercisable date. No fractional shares shall be issued.

I.     TERM AND EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

       Each option and stock appreciation right granted under this Plan shall be exercisable on the dates and for the number of shares as shall be provided in the option certificate evidencing the option granted by the Committee and the terms thereof. An Optionee may exercise his option only by delivering to the Company written notice of intent to exercise and by complying with all terms of such option. No stock option shall be exercisable after the expiration of ten years and one day (ten years in the case of an incentive stock option) from the date of grant of the option or, in the case of an incentive stock option granted to an Optionee owning (within the meaning of Section 425(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company, the expiration of five years from the date of grant of the option. Provided, however, that where death, retirement for age or determination of disability occurs during the one year period ending ten years and one day from the date of grant of the option, no option that is not an incentive stock option shall be exercisable after the expiration of eleven years and one day from the date of grant of the option. With respect to persons subject to the provisions of
Section 16(b): (i) except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, no stock appreciation right related to any stock option shall be exercisable earlier than six months from the date of grant of the stock appreciation right, (ii) where an outstanding option is subsequently amended to include the grant of a stock appreciation right, no such stock appreciation right shall be exercisable earlier than six months from the date of grant of such right and (iii) a stock appreciation right may only be exercised during the period beginning on the third business day following the date of the Company's release of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

J.     NONTRANSFERABILITY

       No option, stock appreciation right or interest or right therein or part thereof shall be subject to liability for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to liability for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section J shall prevent transfers by will or by the applicable laws of descent and distribution.

K.     REQUIREMENTS OF LAW

       The granting of options and the issuance of shares of Common Stock upon the exercise of an option or of a stock appreciation right or the awarding of cash upon the exercise of a stock appreciation right shall be subject to all applicable laws, rules and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.

L.     TERMINATION OF EMPLOYMENT

       If an Optionee shall cease to be employed by the Company or its Subsidiaries as a result of retirement for age or disability, he may (subject to Section I), but only within a period of ninety days (one year in the case of options that are not incentive stock options) beginning the day following the date of such termination of employment (or the date of determination of disability for options that are not incentive stock options), exercise his option or his stock appreciation right, to the extent that he was entitled to exercise it at the date of such termination of employment (or the date of determination of disability for options that are not incentive stock options). Termination for any other reason (other than death) shall result in cancellation of the option or stock appreciation right as of the close of business on the date of such termination. For purposes of this Plan, termination of employment means removal from the Company's payroll unless otherwise agreed by the Company and the Optionee.

M.     DEATH OF OPTIONEE

       In the event of the death of an Optionee while in the employ of the Company, its Subsidiaries or its Parent Companies, the option or stock appreciation right theretofore granted to him shall be exercisable within a period of one year after the date of death and then only if and to the extent that he was entitled to exercise it at the date of his death including any option that may have been accelerated by reason of his death. Such exercise shall be made only by the executor or administrator of his estate (upon presenting proper proof of appointment and authority to act) or by the person or persons to whom his rights under the option shall have passed by his will or by the applicable laws of descent and distribution subject to the Company being properly assured and legally advised of the rights of such beneficiaries.

       Notwithstanding the provisions of Sections I, L and M herein or any other provisions of the Plan, an Optionee with ten years of service shall have a two year period, and an Optionee with twenty years of service shall have a three year period, after retirement for age, death or determination of disability to exercise any option to the extent it was exercisable on the date of such event, provided that (1) for incentive stock options this two or three year period will not extend beyond the normal term of the option, and (2) for non-incentive stock options, the normal term of the option will be extended up to a maximum term of thirteen years and one day to accommodate the two or three year extension in cases where retirement, death or determination of disability occurs within the three years prior to the end of the normal term of the option.

N.     ADJUSTMENTS

       If the outstanding shares of the Common Stock subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or any other corporation by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee may:

              (1) in its absolute discretion and on such terms and conditions as it deems appropriate, make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, shall be exercisable; or

              (2) in its absolute discretion and on such terms and conditions as it deems appropriate, provide, coincident with, or after the grant of any option, that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such option shall be exercisable as to all or any part of the shares subject thereto, notwithstanding anything to the contrary in this Plan and/or in any installment provisions of such option and that, upon the occurrence of such event, any option that is not exercised shall terminate and be of no further force and effect; or

              (3) in its absolute discretion, provide that even if the option shall remain exercisable after any such event, from and after such event, any such option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of the number of shares of stock for which such option could have been exercised immediately prior to such event;provided, however, that if the Committee provides that any option shall not be exercisable after such event, it shall provide written notice to all holders of vested options of the occurrence of such event not less than 10 days prior to the occurrence of such event. Any adjustment or determination made by the Committee pursuant to this Section N shall be conclusive, final and binding upon all Optionees, the Company and all other interested parties.

O.     CLAIM TO STOCK OPTION, OWNERSHIP OR EMPLOYMENT RIGHTS

       No employee or other person shall have any claim or right to be granted options or stock appreciation rights under this Plan. No Optionee, prior to issuance of the stock, shall be entitled to voting rights, dividends or other rights of stockholders except as otherwise provided in this Plan or except as may be approved by the Committee subject to applicable law. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company, a Subsidiary or a Parent Company, and any such employee may be terminated at any time, with or without cause.

P.     UNSECURED OBLIGATION

       Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts which may become payable to any Optionee.

Q.     TAX WITHHOLDING

       The Company, a Subsidiary or a Parent Company, as appropriate, shall have the right to deduct or withhold from all payments or distributions amounts sufficient to cover any federal, state or local taxes required by law to be withheld or paid with respect to such payments or distributions and, in the case of stock appreciation rights for which the Optionee receives Common Stock as payment, the participant or other person receiving such Common Stock may be required to pay to the Company, a Subsidiary or a Parent Company, as appropriate, the amount of any such taxes which the Company, Subsidiary or Parent Company is required to withhold with respect to such Common Stock. In the event the cash portion of a stock appreciation right is insufficient to cover the required withholding, the Optionee may be required to pay to the Company the amount of such taxes. In the case of non-qualified options, the Company may require that required withholding taxes be paid to the Company at the time the option is exercised. The Company may also permit any withholding tax obligations incurred by reason of the exercise of any stock option to be satisifed by withholding shares (that would otherwise be obtained upon such exercise) having a Fair Market Value equal to the aggregate amount of taxes which are to be withheld. In the case of persons subject to Section 16(b), such withholding shall be on terms consistent with Rule 16b-3.

R.     EXPENSES OF PLAN

       The expenses of administering the Plan shall be borne by the Company, its Subsidiaries and its Parent Companies.

S.     RELIANCE ON REPORTS

       Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, its Subsidiaries and its Parent Companies and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any report or information or for any action, including the furnishing of information taken or failure to act, in good faith.

T.     INDEMNIFICATION

       Each person who is or shall have been a member of the Committee or of the Board or any other persons involved in the administration of this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any such action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold him harmless.

U.     AMENDMENT AND TERMINATION

       Unless this Plan shall theretofore have been terminated as hereinafter provided, no options or stock appreciation rights may be granted after the tenth anniversary of the adoption of the Plan by the Board. The Committee may terminate, modify or amend the Plan in such respect as it shall deem advisable, without obtaining approval from the Company's stockholders except as such approval may be required pursuant to Rule 16b-3 or the Code. No termination, modification or amendment of the Plan may, without the consent of an Optionee to whom an option shall theretofore have been granted, adversely affect the rights of such Optionee under such option.

V.     GENDER

       Any masculine terminology used in this Plan shall also include the feminine gender.

W.     EFFECTIVE DATE OF THE PLAN

       This Plan was approved by the Board and the stockholders of the Company on November 5, 1989 and became effective January 1, 1990.




                              THE PROMUS COMPANIES
                              INCORPORATED



                              By:
                                   ----------------------------------
                                      Neil F. Barnhart
                                      Vice President

                                  AMENDMENT TO
                        THE PROMUS COMPANIES INCORPORATED
                             1990 STOCK OPTION PLAN


         The Promus Companies Incorporated, a Delaware corporation, hereby adopts this Amendment to the 1990 Stock Option Plan (the "Plan"), effective upon the consummation of the spin-off of the hotel business of this corporation into a new corporation.

         1. The Plan shall be amended to change the name of the Plan to The Harrah's Entertainment, Inc. 1990 Stock Option Plan, to change each reference to "Company" in the Plan to mean Harrah's Entertainment, Inc., to change each reference to "Common Stock" to mean the common stock of Harrah's Entertainment, Inc. and to delete each reference to "Replacement Options."

         2. Section B(1) shall be amended to add the following as the last sentence of such section:

                  In addition, each member of the Committee must be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986,.as amended (the "Code") ("Section 162(m)").

         3. Section B(2) shall be amended to delete the word "and" before "(7)" and to add the following to the end of such section:

                  and (8) whether an option or stock appreciation right is intended to qualify as performance-based compensation under Section 162(m).

         4. Section (B)3 of the Plan shall be amended to add the phrase "Subject to Section N(6)," to the beginning of the first and last sentences of such section.

         5. Section B of the Plan shall be amended to add the following as paragraph 6 thereto:

         6. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, Section 16 or Section 162(m) are required to be determined in the absolute discretion of the Committee.

                  6. Section C(2) of the Plan shall be deleted in its entirety.

         7. The Plan shall be amended to delete Section D(2) of the Plan in its entirety, to redesignate Section D(3) as Section D(2), to change each reference to such section accordingly and to amend Section D(3) (I.E. D(2) pursuant to this amendment) to read in its entirety as follows:

                  3. Subject to the following paragraph, effective April 30, 1993, the number of authorized shares which may be issued pursuant to the options and stock appreciation rights granted by the Committee under the Plan is increased by an additional 1,500,000 shares.

                                    Effective June 30, 1995, the number of
                           shares which may be issued upon exercise of options or stock appreciation rights granted by the Committee under this Plan is increased by an additional 4,500,000 shares.

                                    Effective April 29, 1994, the maximum number
                           of shares with respect to which options or stock appreciation rights may be granted in any year to any one employee shall be 250,000* (the "Award Limit"); provided that the Award Limit shall be appropriately adjusted by the Committee in accordance with Section N hereof. To the extent required by Section 162(m), options which are canceled continue to be counted against the Award Limit and if, after grant of an option, the price of shares subject to such option is reduced, the transaction will be treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted will be counted against the Award Limit. To the extent required by
                           Section 162(m(), if after the grant of a stock appreciation right, the price of shares subject to the related underlying option is reduced, the transaction is treated as a cancellation of the stock appreciation right and a grant of a new stock appreciation right and both the stock appreciation right deemed to be cancelled and the stock appreciation right deemed to be granted are counted against the Award Limit.

                  *adjusted to 351,193 options, effective June 30, 1995, based on approval of the Human Resources Committee on December 12, 1996 pursuant to Section D(2) and N of the Plan due to the spin-off of the hotel business.

         8. The second sentence of Section F(1) of the Plan shall be deleted in its entirety.

         9. The third sentence of Section F(1) of the Plan shall be amended to read in its entirety as follows:

                           Subject to the foregoing, the price of an option or
                  stock appreciation right intended to qualify as performance-based compensation under Section 162(m) and incentive stock options shall not be less than 100% (110% in the case of an incentive stock option granted to an individual owning (within the meaning of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Company) of the Fair Market Value of the Common Stock on the date the option is granted.

         10. Section G of the Plan shall be amended to replace each reference to "Section 422A" with the term "Section 422."

         11. Section I of the Plan shall be amended to replace the reference to "Section 425(d)" with the term "Section 424(d)."

         12. Section N of the Plan shall be amended to read in its entirety as follows:

             N---ADJUSTMENTS

                  1. Subject to Section N5, but notwithstanding any other term of this Plan, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorgranization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an option or stock appreciation right, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

                  (a) the number and type of shares of Common Stock (or other securities or property) with respect to which options and stock appreciation rights may be granted under the plan (including, but not limited to, adjustments of the limitations in Section D or the maximum number and kind of shares which may be issued and adjustments of the Award Limit).

                  (b) the number and type of shares of Common Stock (or other securities or property) subject to outstanding options and stock appreciation rights, and

                  (c) the grant or exercise price with respect to any option or stock appreciation right.

                  2. Subject to Section N5. but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1.

         which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options and stock appreciation rights granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

                  3. Subject to Section N5. but notwithstanding any other term of this Plan, in the event of any corporate transaction or other event described in Section N1., or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option or stock appreciation right, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                           (a) In its discretion, and on such terms and
                  conditions as it deems appropriate, the Committee may provide, either automatically or upon the optionee's request, for either the purchase of any such option or stock appreciation right for an amount of cash equal to the amount that could have been attained upon the exercise of such option or stock appreciation right or realization of the optionee's rights had such option or stock appreciation right been currently exercisable or payable or the replacement of such option or stock appreciation right with other rights or property selected by the Committee in its sole discretion;

                           (b) In its discretion, the Committee may provide,
                  either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that it cannot be exercised after such event;

                           (c) In its discretion, and on such terms and
                  conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option or stock appreciation right shall be exercisable as to all shares covered thereby;

                           (d) In its discretion, and on such terms and
                  conditions as it deems appropriate, the Committee may provide, either by the terms of such option or stock appreciation right or by a resolution adopted prior to the occurrence of such transaction or event, that upon such event, such option or stock appreciation right be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of share and prices; and

                           (e) In its discretion, and on such terms and
                  conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options and stock appreciation rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria governing, outstanding options and stock appreciation rights and options and stock appreciation rights which may be granted in the future.

                  4. Subject to Section N5. but notwithstanding any other term of this Plan, the Committee may, in its discretion, include such further provisions and limitations in any option or stock appreciation right agreement or certificate, as it may deem equitable and I the best interests of the Company.

             5. With respect to incentive stock options and options and stock appreciation rights intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section N or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would violate Section 16 or Rule 16b-3. The number of shares of Common Stock subject to any option or stock appreciation right shall always be rounded to the next number.

                  6. Any decision of the Committee pursuant to the terms of this Section N shall be final, binding and conclusive upon the participants, the Company and all other interested parties.

         13. Section U of the Plan shall be amended to read in its entirety as follows:

           SECTION U--AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

                  The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, no action of the Committee may (except as provided in Section N), modify the Award Limit, modify the eligibility requirements of Section C, reduce the minimum option and stock appreciation rights price requirements of Section F or otherwise amend the Plan in a manner requiring stockholder approval as a matter of
         Section 162(m), Rule 16b-3 or Section 16 of the Exchange Act or other applicable law, regulation or rule without the approval of the Company's shareholders given within 12 months before or after the action by the Committee. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the option or stock appreciation right, impair any rights or obligations under any option or stock appreciation right theretofore granted. No option or stock appreciation right may be granted during any period of suspension nor after termination of the Plan, and in no event may any option or stock appreciation right be granted under this Plan after the expiration of ten years from the date the Plan was adopted by the Board.

         13. The Plan shall be amended to add Section X which should read in its entirety as follows:

         X Consideration

                  The Consideration for the issuance of any option or stock appreciation right shall be the participant's past or future service with Promus or its subsidiaries.

                                     * * * *

         I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of The Promus Companies Incorporated as of April 5, 1995.

         Executed on this 26th day of May, 1995.

         /s/ E. O. Robinson, Jr.
         Secretary

                                Amendment to The
                          Harrah's Entertainment, Inc.
                             1990 Stock Option Plan
                          ----------------------------


       Harrah's Entertainment, Inc. (the "Company") hereby adopts this Amendment to The Harrah's Entertainment, Inc. 1990 Stock Option Plan (the "Plan"), subject to stockholder approval of paragraphs 2 and 3 of this Amendment which approval is expected to occur on May 1, 1998.


         1. Subject to Section N(6), the first sentence of Section B.3. of the Plan is amended to read as follows:

                  "The Committee shall have further discretion at any time and from time to time to accelerate the date or dates when outstanding options become exercisable and to decrease the option price of outstanding options, PROVIDED, HOWEVER, with respect to the 3,500,000 shares authorized under the Plan pursuant to the Plan amendment adopted by the Board on February 26, 1998, the Committee shall not, without the further approval of the stockholders of the Company by a majority of votes cast: (a) authorize the amendment of any outstanding option to reduce its exercise price or (b) authorize the cancellation of options and the replacement thereof with option grants having a lower exercise price; it being understood that nothing herein shall restrict or prohibit adjustments in options (including a price adjustment) pursuant to the provisions of Section N of the Plan which deals with adjustments in the event of certain corporate events as described in Section N.

         2. Section D.2. of the Plan is amended by adding the following sentence after the second sentence: "Effective May 1, 1998, the number of authorized shares which may be issued pursuant to the options and stock appreciation rights granted by the Committee under the Plan is increased by an additional 3,500,000 shares."

         3. Section U of the Plan is amended by adding the following proviso at the end thereof:

                  "Provided, however, that with respect to the grant of non-qualified options utilizing any authorized shares under this Plan and with respect to the additional 3,500,000 shares authorized under the Plan pursuant to the Plan amendment adopted by the Board on February 26, 1998, in no event may any option or stock appreciation rights be granted under this Plan with respect to any such shares after February 25, 2008."

         This Amendment was duly adopted by the Board of Directors of the Company on February 26, 1998.



                                 /s/  Rebecca W. Ballou
                                      --------------------------------
                                      Rebecca W. Ballou
                                      Secretary

                                Amendment to The
                          Harrah's Entertainment, Inc.
                             1990 Stock Option Plan
                          ----------------------------



         Harrah's Entertainment, Inc. (the "Company") hereby adopts this Amendment to The Harrah's Entertainment, Inc. 1990 Stock Option Plan (the "Plan"), effective April 30, 1998.

         Section L of the Company's 1990 Stock Option Plan is amended to add the following provision at the end thereof:

         "Provided, however, the Committee shall have authority from time to time to approve the grant of a nonqualified option containing terms that extend the vesting and/or exercisability of the option grant in whole or in part for a period of time as may be approved by the Committee beyond employment termination, including during salary continuation, not to exceed the term of the option, and shall further have authority from time to time to approve such an extension for any outstanding nonqualified option where such approval occurs before or within 90 days after the date of termination of employment or the date salary continuation commences."

         This Amendment was duly adopted by the Human Resources Committee of the Board of Directors of the Company on April 30, 1998.




                                              /s/ Rebecca W. Ballou
                                              ------------------------------
                                              Rebecca W. Ballou
                                              Secretary of Harrah's
                                              Entertainment, Inc.

                                  AMENDMENT TO
                        THE HARRAH'S ENTERTAINMENT, INC.
                       1990 STOCK OPTION PLAN (THE "PLAN")



         Harrah's Entertainment, Inc. (the "Company") hereby adopts this Amendment to the Plan effective October 29, 1998:


         Section L of the Plan is amended by adding the following language at the end thereof:

                  "Notwithstanding the above, the options of an employee who terminates employment with the Company or a Subsidiary and who, within 30 days, becomes employed ("JCC Employment") by Jazz Casino Company, L.L.C. or an affiliate or parent thereof ("JCC") will continue in force and continue to vest for such an individual while in JCC Employment. Termination of JCC Employment will be considered termination of employment under the Plan (unless the individual is re-employed by the Company or a Subsidiary within 30 days). Termination of the Company's or a Subsidiary's equity and management interests in the New Orleans casino property will also be considered termination of employment under the Plan, PROVIDED, HOWEVER, the status of any unvested options at that time as to any individual will be decided by the Company's Chief Executive Officer who will have discretion to accelerate vesting, allow vesting to continue, or deem the unvested options to be forfeited as he or she deems appropriate."

         This Amendment was duly approved by the Human Resources Committee of the Board of Directors on October 29, 1998.




                                     -----------------------------------------
                                     Rebecca W. Ballou
                                     Secretary of Harrah's Entertainment, Inc.

                                  Amendment to
                        The Harrah's Entertainment, Inc.
                       1990 Stock Option Plan (the "Plan")



Harrah's Entertainment, Inc. hereby adopts this Amendment to the Plan effective May 6, 1999:

The following language is added at the end of Section D.2 of the Plan:

         "Effective May 6, 1999, the number of authorized shares which may be issued pursuant to the options and stock appreciation rights granted by the Committee under the Plan is increased by an additional 2,500,000 shares all of which shall be treasury shares of the Company existing as of May 6, 1999. No options or stock appreciation rights may be granted under this Plan with respect to such 2,500,000 shares after February 28, 2008 and options utilizing these shares will be subject to the same repricing restrictions contained in the provisions of the first sentence of Section B.3 of the Plan that apply to the 3,500,000 shares authorized by the Plan Amendment dated February 26, 1998."

This Amendment was duly approved by the Human Resources Committee of the Board of Directors on May 6, 1999.



                                     /s/  Rebecca W. Ballou
                                     -----------------------------------------
                                     Rebecca W. Ballou
                                     Secretary of
                                     Harrah's Entertainment, Inc.

                                     (Logo)
                          Harrah's Entertainment, Inc.
                    The Premier Name in Casino Entertainment
                          Harrah's Entertainment, Inc.
                         Annual Meeting of Stockholders
                          April 27, 2000 at 11:00 a.m.

                               Copacabana Showroom
                            Rio Suite Hotel & Casino
                             3700 West Flamingo Road
                                Las Vegas, Nevada

  A limited number of rooms have been reserved at the Rio Suite Hotel & Casino for our shareholders attending the 2000 Annual Meeting.
             These rooms are available on a first-come first-serve
                              basis through April 23.
               For reservations call 1-877-784-5737 and ask about rooms for the Harrah's Annual Shareholders Meeting.

-------------------------------------------------------------------------------

                          HARRAH'S ENTERTAINMENT, INC.

          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD APRIL 27, 2000

         The undersigned hereby appoints Philip G. Satre, Colin V. Reed and Stephen H. Brammell, and each of them, his or her attorneys and agents, with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Stockholders of Harrah's Entertainment, Inc. (the "Company") to be held on April 27, 2000 at 11:00 a.m. in the Copacabana Showroom, Rio Suite Hotel & Casino, 3700 West Flamingo, Las Vegas, Nevada and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy also constitutes confidential voting instructions for the use of participants in the Company's Employee Stock Ownership Plan and the Company Stock Fund of the Savings and Retirement Plan.

         All shares of the Company's Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for a proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendation of the Board of Directors as set forth herein with respect to such proposal.

         To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions over the Internet or by telephone: simply follow the instructions on the reverse side of this card. If you choose to submit your voting instructions by mail, just mark, sign and date this proxy card on the reverse side and return it in the envelope provided.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

                                   SAVE TIME

                         VOTE BY TELEPHONE OR INTERNET

                         24 HOURS A DAY - 7 DAYS A WEEK
                       UNTIL 5 P.M. EST ON APRIL 26, 2000

            TELEPHONE                                    INTERNET                                    MAIL
            ---------                                    --------                                    ----
         1-800-530-4762                      http://proxy.shareholder.com/het
o Use any touch-tone telephone.          o Go to the website address listed           o Mark, sign and date your proxy card.
                                           above.
o Have your proxy card ready.
                                         o Have your proxy card ready.                o Detach your proxy card.
o Enter your Control Number        OR                                           OR
  located in the box below.              o Enter your Control Number located in       o Return your proxy card in the
                                           the box below.                               postage-paid envelope provided.
o Follow the simple recorded
  instructions.                          o Follow the simple instructions on the
                                           website.


                                                                                      Your telephone or internet vote authorizes
                                                                                      the named proxies to vote your shares in the
                                                                                      same manner as if you marked, signed and
                                                                                      returned your proxy card. If you have
                                                                                      submitted your proxy by the Internet or
                                                                                      telephone there is no need for you to mail
                                                                                      back your proxy card.




                                                   -----------------------------

    --------------                                      CONTROL NUMBER FOR
    1-800-530-4762                                 FOR TELEPHONE/INTERNET VOTING
    --------------                                 -----------------------------
CALL TOLL-FREE TO VOTE

                         PLEASE DETACH PROXY CARD HERE

   YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE
v                              ENCLOSED ENVELOPE                               v
-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR:

1. Election of Class I directors for three-year terms expiring at the 2003 Annual Meeting.

   FOR all nominees listed below  / /        WITHHOLD AUTHORITY to vote for
                                             all nominees listed below  / /
        *EXCEPTIONS  / /

   NOMINEES: Joe M. Henson, R. Brad Martin, Colin V. Reed and Eddie N. Williams (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR ANY NOMINEE IS NOT
   WITHHELD, THIS SIGNED PROXY WILL BE DEEMED TO GRANT AUTHORITY TO VOTE
   FOR THE NOMINEE.)

   *Exceptions_________________________________________________________________


2. Approval of adoption of the Company's Senior Executive Incentive.

   FOR  / /        AGAINST  / /        ABSTAIN  / /


3. Approval of amendment to the Company's 1990 Stock Option Plan.

   FOR  / /        AGAINST  / /        ABSTAIN  / /


4. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the 2000 calendar year.

   FOR  / /        AGAINST  / /        ABSTAIN  / /

   ----------------------------------------------------------------------------

If you plan to attend the Annual Meeting of Stockholders, please mark the following box and promptly return this Proxy Card. / /

                                                      Change of Address / /
                                                      Mark Here

                                       Signature of stockholders should
                                       correspond exactly with the names shown
                                       on the Proxy Card. Attorneys, trustees,
                                       executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should both sign.


                                       Dated_____________________________, 2000

                                       Signature_______________________________

                                       Signature_______________________________

                                       VOTES MUST BE INDICATED (X) IN BLACK
                                       OR BLUE INK.


PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.